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                                                                  Exhibit 2.1(b)
                          SEMICONDUCTOR SYSTEMS, INC.
                             EMPLOYMENT AGREEMENT


          This Agreement is made as of __________________________________ , 1996 by and between SEMICONDUCTOR SYSTEMS, INC., a California corporation (the "Company"), FSI International, Inc., a Minnesota corporation ("FSI"), and Michael L. Parodi (the "Employee").

          WHEREAS, FSI has on the date hereof indirectly acquired the Company pursuant to an Agreement and Plan of Reorganization dated February 5, 1996 (the "Reorganization Agreement"), by and among FSI, the Company and Spectre Acquisition Corp., a California corporation and wholly-owned subsidiary of FSI ("Merger Sub"), whereby Merger Sub was merged with and into the Company;

          WHEREAS, the Company desires to employ Employee in accordance with the terms and conditions stated in this Agreement; and

          WHEREAS, Employee desires to accept that employment pursuant to the terms and conditions of this Agreement;

          NOW THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

I.   EMPLOYMENT

     1.1 Employment. The Company hereby agrees to employ Employee, as Vice President and General Manager of the Company, commencing the date hereof and continuing until the earlier of (i) ____________________________, 1998 **[two-
year term], or (ii) the date his employment terminates pursuant to Article III hereof. Employee accepts such employment pursuant to the terms of this Agreement. Employee shall perform such duties and responsibilities as may be determined from time to time by the Board of Directors of the Company, which shall be consistent with his position as an officer of the Company. Employee shall also be appointed as a Senior Vice President, Microlithography Division, of FSI.

     1.2 Exclusive Services. Employee agrees to devote his full time, attention and energy to performing his duties and responsibilities to the Company and FSI under this Agreement during the term of this Agreement. The foregoing, however, shall not preclude Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of nonprofit entities, as long as such activities and service do not unreasonably interfere or conflict with his responsibilities to Company and FSI and Employee has obtained the prior written consent of the President of the Microlithography Division of FSI.

     1.3 Relocation. During the term of his employment hereunder, Employee shall not be obligated to relocate, without his consent, from the general vicinity of Fremont, California.



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II.       COMPENSATION, BENEFITS AND PERQUISITES

          2.1  Base Salary.  During the period this Agreement is in effect, the
Company shall pay Employee an annual base salary of $                .  The
base salary shall be payable in accordance with the Company's standard payroll practices as in effect from time to time. The Board of Directors of the Company will review the base salary annually, and may in its sole discretion increase it to reflect performance, appropriate industry guideline data and other factors.

          2.2 Incentive Compensation. Employee shall be entitled to participate in the FSI 1996 Incentive Plan, as amended from time to time (the "Incentive Plan"), in accordance with and subject to the terms of the Incentive Plan and all other FSI policies; provided, however, that FSI shall not be obligated to continue the Incentive Plan or to provide any successor program. In accordance with and subject to the terms of the Incentive Plan, Employee shall
be eligible to receive incentive compensation equal to   percent of his Annual
Base Earnings (as defined in the Incentive Plan) upon the attainment of FSI Corporate and Microlithography Division Goal Performance Targets (as defined in
the Incentive Plan) and up to a maximum of   percent of his Annual Base Earnings
upon the attainment of FSI Corporate and Microlithography Division Maximum Performance Targets (as defined in the Incentive Plan). In determining the amount of such incentive compensation, if any, the relative value of meeting FSI Corporate and Microlithography Division Performance Targets shall be as provided under the Incentive Plan. All amounts awarded under the Incentive Plan shall be prorated based upon length of service with FSI or the Microlithography Division, as the case may be, in accordance with the terms of the Incentive Plan.

          2.3 Stock Options. As an incentive to Employee,FSI has granted to Employee (i) stock options under the FSI International, Inc. 1994 Omnibus Plan (the "Omnibus Plan") to purchase ___________ shares of the Common Stock of FSI, exercisable at $___________ and vesting ratably over three years beginning on the first anniversary of the date of grant and (ii) performance stock options under the Omnibus Plan to purchase __________ shares of the Common Stock of FSI, exercisable at and vesting in accordance with the
terms of Exhibit B. The terms and conditions of such options are set forth in stock option agreements between Employee and FSI in the form of Exhibits A and B, respectively, attached hereto.

     2.4  Split Dollar Life Insurance.  Employee shall be entitled to the
benefits of a life insurance policy having death benefits of $            in
accordance with and subject to the terms of the form of Split Dollar Life Insurance Agreement adopted for use by FSI, including, without limitation, the obligation of Employee to pay all or a portion of the premiums therefor, and provided that Employee shall meet all qualifying conditions for such policy, including, without limitation, the passing of any required physical examinations.

          2.5 Management Agreement. Employee and FSI shall enter into an agreement in the form of the Management Agreement adopted for use by FSI and relating generally to the payment of certain compensation upon Employee's involuntary termination of employment following certain changes in control of FSI. Such agreement shall provide for, among other things, the payment of one year's salary and incentive compensation

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upon such involuntary termination following a change in control, as provided more specifically in such form of Management Agreement attached hereto as Exhibit C.

     2.6 Vacations. Employee shall be entitled to vacation in accordance with policies of the Company regarding vacation time as they shall be in effect from time to time. To the extent that under such policies vacation benefits are dependent upon the length of employment by the Company, Employee shall receive full credit for his employment by the Company since its inception on November 20, 1990.

     2.7 Employee Benefits. Employee shall be entitled to the benefits and perquisites which the Company generally provides to its other employees under the applicable Company plans and policies, and to future benefits and perquisites made generally available to employees of the Company, except as otherwise expressly provided herein. Employee's participation in such benefit plans shall be on the same basis as applies to other employees of the Company. With respect to plans and policies of FSI to which Employee is eligible to participate, but subject to any limitations contained in such plans and policies, FSI shall provide Employee with full credit for years of past service to the Company since its inception on November 20, 1990. Employee shall pay any contributions which are generally required of employees to receive any such benefits. Employee shall be entitled to a car allowance of $500 per month during the term of this Agreement, subject to the terms of FSI's car allowance policy.

     2.8 Employment Taxes and Withholding. As an employee of the Company, Employee recognizes that the compensation, benefits and other amounts provided by the Company under this Agreement may be subject to federal, state or local income taxes. It is expressly understood and agreed that all such taxes shall be the responsibility of the Employee. To the extent that federal, state or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, the Company shall withhold the necessary amounts from the amounts payable to Employee under this Agreement.

     2.9 Expenses. During the term of his employment hereunder, Employee shall be entitled to receive prompt reimbursement from the Company (in accordance with the policies and procedures in effect from time to time for the Company's employees) for all reasonable travel and other expenses incurred by him in connection with his services hereunder.

III. TERMINATION OF EMPLOYEE'S EMPLOYMENT

     3.1 Termination of Employment. Employee's employment under this Agreement and thereafter may be terminated by the Company at any time for any reason; provided, however, that if Employee's employment is terminated by the Company during the term of this Agreement for a reason other than for cause or if Employee's employment is terminated by him for Certain Reasons (as defined in Section 3.4), he shall be entitled to continue to receive his base salary under
Section 2.1 at regular intervals and benefits under Section 2.7 for the greater of (i) the period commencing on the date of such termination and ending on ________________, 1998 **[end of employment term]; (ii) the period commencing on the date of such termination and of a length equal to two weeks times the number of years Employee has been employed by the Company (giving full credit for employment by the Company since its inception in November 20, 1990); and (iii) the period commencing on the date of such

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termination and of a length equal to six months. If Employee's employment is terminated by the Company after the term of this Agreement for a reason other than cause, he shall be entitled to continue to receive his base salary in effect at the time of termination and benefits under Section 2.7 for the greater of (i) the period commencing on the date of such termination and of a length equal to the two weeks times the number of years Employee has been employed by the Company (giving full credit for employment by the Company since its inception on November 20, 1990) and (ii) the period commencing on the date of such termination and of a length equal to six months. Employee's employment under this Agreement may be terminated by Employee at any time for any reason. The termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party. This Agreement shall terminate in its entirety immediately upon the death of Employee. Except as expressly provided to the contrary in this section or applicable law, Employee's rights to pay and benefits shall cease on the date his employment under this Agreement terminates.

     3.2 Cause. For purposes of this Article III, "cause" shall mean the following: (i) indictment or conviction of, or a plea of nolo contendere to any felony; (ii) commission of an act of fraud, theft or embezzlement of property of FSI or any of its subsidiaries or commission of similar acts involving dishonesty or moral turpitude that are materially injurious to FSI or any of its subsidiaries; (iii) Employee's failure to devote substantially all of his working time and efforts during normal business hours to the business of FSI and its subsidiaries except as otherwise permitted by this Agreement which failure is not cured within ten (10) days after written notice from the Chief Executive Officer of FSI, in the case of Employee's duties to FSI, or from the Chief Executive Officer of the Company, in the case of Employee's duties to the Company, specifying the acts resulting in such failure; (iv) knowingly providing materially misleading information concerning FSI or any of its subsidiaries to FSI or the Company, or the FSI or the Company Board of Directors; or (v) any other failure by Employee to substantially perform his material duties as an employee of the Company under this Agreement or as an officer of FSI (excluding nonperformance resulting from Employee's disability) which failure is not cured within thirty (30) days after written notice from the FSI Board of Directors, in the case of Employee's duties to FSI, or from the Company Board of Directors, in the case of Employee's duties to the Company, specifying the act(s) of nonperformance or within such longer period (but no longer than sixty (60) days in any event) as is reasonably required to cure such nonperformance.

     3.3 Disability. If Employee has become disabled from performing his duties under this Agreement and the disability has continued for a period of more than one-hundred twenty (120) days, the Board of Directors of FSI may, in its discretion, determine that Employee will not return to work and terminate his employment under this Agreement. Upon any such termination for disability, Employee shall be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of the Company during the period he remains disabled. As used herein, the term "disability" shall have the same meaning provided in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, except for that section's reference to "12 months," which time period shall instead be as provided herein. In the event of Employee's termination on grounds of disability, the Company shall pay Employee all salary due or accrued as of the date of such termination, and all accrued vacation pay and bonuses.

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     3.4  Certain Reasons.  For purposes of this Agreement, "Certain Reasons"
shall mean (i) a reduction in the cash compensation of Employee (exclusive of bonuses) or a material reduction in the benefits provided to Employee, except as part of a salary or benefit reduction program by FSI or the Company that is applicable generally to employees of FSI and/or the Company at Employee's level;
(ii) a material demotion in responsibilities or duties of Employee, or (iii) relocation of Employee's workplace to any place more than fifty miles from Fremont, California, provided, in each case, that Employee has given written notice of Employee's intention to terminate for Certain Reasons, citing the Certain Reason or Reasons pursuant to the notice provisions of Section 6.5, and FSI or the Company has not cured the Certain Reasons within thirty days after receipt of the notice.

IV.  NON-COMPETITION, CONFIDENTIALITY AND TRADE SECRETS

     4.1 Agreement Not to Compete. In consideration of $10,000 received by Employee at the Effective Time of the Merger (as those terms are defined in the Reorganization Agreement) and of the covenants and agreements contained in this Agreement and in the Reorganization Agreement, Employee agrees that, commencing the date hereof and continuing until the date which is six (6) months after the date Employee's employment by the Company, FSI, or any of their subsidiaries terminates, he will not, unless he receives the prior approval of FSI, directly or indirectly engage in any of the following actions:

          (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any business or other enterprise engaged in or about to engage in selling, marketing, producing, distributing, leasing, designing or developing a Competing Product (as defined in Section 4.1(d) below) in any Restricted Country (as defined in
     Section 4.1(e) below); provided, however, that Employee may accept employment with a business organization that is engaged or about to engage in selling, marketing, producing, distributing, leasing, or developing a Competing Product in a Restricted Country if (i) such business organization is diversified to the extent that it has significant operations other than that portion of the business organization that is engaged or about to engage in selling, marketing, producing, distributing, leasing, or developing a Competing Product; (ii) during the entire six (6) month period following termination of employment with FSI or the Company, such Employee will be rendering services to that portion of the business organization that is not engaged or about to engage in selling, marketing, producing, distributing, leasing, or developing a Competing Product; and (iii) prior to acceptance of employment by Employee with such business organization, separate written assurances satisfactory to FSI shall be received and accepted by FSI from both the Employee and the business organization, in each case stating that during the entire six (6) month period following termination of employment with FSI or the Company, Employee will not be rendering services to any portion of the business organization that, directly or indirectly, is engaged or about to engage in selling, marketing, producing, distributing, leasing, designing, or developing a Competing Product. However, nothing in this subsection (a) shall preclude Employee from holding less than one percent of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market.

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          (b)  Employee will not, directly or indirectly, persuade, encourage, or entice, or attempt to persuade, encourage or entice: employees of the Company, FSI or any of their subsidiaries to terminate their employment relationship with the Company, FSI or any of their subsidiaries unless at the written request of FSI's President or Vice President of Human Resources; manufacturers or suppliers to adversely alter or modify, or to discontinue, their relationship with the Company, FSI or any of their subsidiaries unless at the written request of FSI's President; or Customers (as defined in Section 4.1(e) below) to discontinue purchasing from the Company, FSI or any of their subsidiaries.

          (c) For purposes of this Article IV, "Competing Product" shall mean any product or service that competes with or will compete with any product, product line, or service of the Company as they presently exist or as they may evolve in the ordinary course; it being recognized and acknowledged that the Company is presently engaged in the development, marketing, producing, distribution and/or leasing of lithography or photoprocessing equipment for use in producing semiconductor wafers, flat panel displays, multi-chip modules and thin film heads.

          (d) For purposes of this Article IV, "Restricted Country" shall mean those areas, nations or countries listed on Exhibit D and which represent certain of the areas, nations or countries in which the Company had Customers or potential Customers, had business operations, or otherwise did business, directly or indirectly as of the date of this Agreement.

          (e) For purposes of this Article IV, "Customer" shall mean any firm, person, corporation, or other entity

               (i) to whom or to which the Company has sold, distributed, or leased its products or services, or

               (ii) whom or which the Company has solicited for sales, distribution, or leasing of its products or services,

     whether directly or indirectly, and whether by or through employees of the Company or its sales representatives.

If the scope of the restrictions in this section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Employee hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them. Employee shall not be prohibited from competing in a Restricted Country after the termination of Employee's employment with the Company, if the Company, or any entity deriving title to its goodwill or shares, ceases to be engaged in the selling, marketing, producing, distributing, leasing, designing or developing a product with respect to such Restricted Country.

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     4.2  Non-Disclosure of Information.  During the period of his employment hereunder, and at all times thereafter, Employee shall not, without the written consent of FSI, directly or indirectly (whether through written or printed materials, electronic media, or oral communications, and whether Employee's source of information is written or printed materials, electronic media, oral communications, or his own memory), disclose to any person, other than an employee of the Company, FSI, or any of their subsidiaries or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an Employee of the Company and except where such disclosure may be required by law, or use as owner, director, officer, manager, trustee, partner, employee, independent contractor, agent, or consultant in any business venture or other enterprise or endeavor, any material confidential information obtained by him while in the employ of the Company with respect to any products, technology, know-how or the like, services, customers, methods or future plans of the Company, FSI, or any of their subsidiaries (the "Information"), all of which Employee acknowledges are valuable, special and unique assets the disclosure of which Employee acknowledges may be materially damaging. Information under this Section 4.2 does not include information that is or becomes generally available to the public other than as a result of a disclosure by Employee or anyone to whom Employee transmits Information.

     4.3 Agreement in Connection with the Disposition of Substantial Interest in the Company. For purposes of interpretation of this Article IV under Section 16601 of the California Business and Professions Code, Employee acknowledges that his obligations under Sections 4.1 and 4.2 arise in connection with the disposition of all his shares in the Company, which shares constitute a substantial interest in the Company. In addition, the parties agree that, prior to acquisition by FSI of the stock of the Company, the Company was engaged in the selling, marketing, producing, distributing, leasing, designing, or developing of Competing Products in one or more of the Restricted Countries.
FSI represents and Employee understands that, following the acquisition by FSI of the stock of the Company, the Company or FSI will continue conducting such business in all such Restricted Countries.

     4.4 Remedies. Employee acknowledges that the services that Employee will provide to FSI and the Company under this Agreement are unique and that irreparable harm will be suffered by FSI and/or the Company in the event of the breach by Employee of any of Employee's obligations under this Agreement, and that FSI and/or the Company will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in this Agreement. Any claims asserted by Employee against FSI or the Company shall not constitute a defense in any injunction action brought by FSI to obtain specific enforcement of this Agreement.

     4.5 Covenants Reasonably Necessary. Employee represents and warrants to FSI and the Company that the covenants in this Agreement are reasonably necessary for the protection of each of FSI's and the Company's interests under the Reorganization Agreement and are not unduly restrictive upon Employee.

     4.6  Certain Payments.

          (a) If, during the six (6) month period commencing immediately after Employee's termination of employment with the Company, Employee receives a bona fide written offer of employment from a third party but is prevented from accepting such employment solely because of the provisions of this
     Article IV, then such provisions shall bind Employee only so long as the Company shall make monthly payments to Employee, commencing upon satisfaction of the requirements set forth in Section 4.6(b), equal to seventy-five percent (75%) of his average monthly base pay, exclusive of bonuses and commissions, for the period commencing on the first date of employment and ending on the last day of the month preceding the effective date of Employee's termination.

          (b)  The Company's obligation to make the payments to Employee under
     Section 4.6(a) is conditioned upon Employee having first provided the Company with a copy of such bona fide written offer of employment, which written offer shall include a reasonably detailed description of the responsibilities relating to the position offered. The copy of such written offer shall be accompanied by a statement by Employee that Employee would accept such offer if the Company would provide such release.

          (c) The Company is obligated to make such payments to Employee only upon Employee's fulfillment of the conditions and obligations set forth above in Section 4.6(b), and in no event for a period greater than six (6) consecutive months commencing with the month of Employee's termination of employment with the Company. The Company is not obligated to make any payments pursuant to this Agreement for any month following written notice to Employee by FSI's Vice President of Human Resources providing Employee with written permission to accept an offer of employment or giving Employee a written release from the obligations of this Article IV as regards a particular offer of employment or otherwise. The Company shall not be liable, under this Agreement, or any action relating thereto, for any amount greater than the equivalent of six (6) monthly payments.

V.   INVENTIONS ASSIGNMENT.

     Employee hereby agrees to assign (and hereby does assign) to the Company all of Employee's right, title and interest to all discoveries, improvements, processes, concepts, analyses, evaluations, methods, formulas, techniques and ideas (whether or not shown or described in writing or reduced to practice) and works of authorship, including any products, designs, studies and/or services derived therefrom, whether or not patentable or copyrightable, and including any applications for Letters Patent and to Letters Patent granted, including foreign Letters Patent,

     (i) which, at the time of conception or reduction to practice, relate directly to the Company's, FSI's or any of their subsidiaries' business, or

     (ii) which, at the time of conception or reduction to practice, relate to the Company's, FSI's or any of their subsidiaries' actual or demonstrably anticipated research and development, or

     (iii) which result from any work performed by Employee for the Company, FSI or any of their subsidiaries, or

     (iv) for which equipment, supplies, facilities or trade secret information of the Company, FSI or any of their subsidiaries' are used, or

     (v) which are developed on any Company, FSI or any of their subsidiaries' time (hereinafter "Inventions").

     Employee also hereby agrees to apply, at FSI's request and expense, for the United States and any foreign Letters Patent, or copyright, either in Employee's name or otherwise as FSI shall determine, relating to all such Inventions. Employee agrees to promptly and fully disclose and describe all Inventions to the Company and FSI, to keep accurate, complete and timely records of such Inventions, such records to be the property of the Company and to be retained on its premises, and to otherwise comply with the policies of FSI, as they may be modified from time to time, regarding Inventions and other intellectual property of the Company or FSI. Employee further agrees to notify FSI promptly, in writing, of any application for United States or foreign Letters Patent or copyright filed by him or on his behalf, as inventor, co-inventor, author or co-author, within one (year) following termination of Employee's employment with the Company. Such written notification shall include a description of the work that is the subject of the application that is sufficient to allow FSI to determine whether it or the Company or any of their subsidiaries has any property interest in the work. Failure to so notify FSI will create a presumption that the work that is the subject of the Letters Patent or copyright is the property of FSI. FSI agrees to maintain in confidence information supplied by Employee pursuant to this Article V, except that FSI reserves the right to disclose such information to the extent necessary to protect its interests pursuant to this Agreement. Nothing in this Article V shall apply to any Invention for which no equipment, supplies, facility or trade secret information of the Company or FSI was used and which was developed entirely on Employee's own time, and (1) does not relate (a) directly to the business of the Company or FSI or (b) to the Company or FSI's actual or demonstrably anticipated research and development, or (2) which does not result from any work performed for the Company or FSI.

     Except at listed in Exhibit E to this Agreement, Employee will not assert any rights under any Inventions as having been made, authored or acquired by Employee prior to his being employed by the Company.

VI.  MISCELLANEOUS

     6.1 Amendment. This Agreement may be amended only in writing, signed by both parties and consented to by FSI.

     6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings, oral or written, between the parties; all prior agreements regarding the subject matter of this Agreement are hereby terminated.

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     6.3  Assignment.  The Company may in its sole discretion assign this
Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or obligations under this Agreement.

     6.4 Successors. Subject to Section 6.3, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of the Company, and upon Employee's heirs and the personal representative of Employee or Employee's estate.

     6.5 Notices. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

          If to the Company, to:

          Semiconductor Systems, Inc.
          c/o FSI International, Inc.
          322 Lake Hazeltine Drive
          Chaska, Minnesota 55318

          Attention:  President of Microlithography Division

          With a copy to:  Luke R. Komarek, Corporate Counsel

          If to Employee, to:

          Michael L. Parodi
          ______________________________________
          ______________________________________

or to such other addresses as either party may designate in writing to the other party from time to time.

     6.6 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Company shall be valid unless in writing and signed by the Chief Executive Officer or Chief Financial Officer of FSI.

     6.7 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

     6.8 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles.

     6.9 Headings. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     6.10 Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                              SEMICONDUCTOR SYSTEMS, INC.


                              By________________________________________________

                                Its_____________________________________________



                              FSI INTERNATIONAL, INC.


                              By________________________________________________

                                Its_____________________________________________



                              EMPLOYEE


                              __________________________________________________
                              Michael L. Parodi

                                                                       Exhibit D
                                                         to Employment Agreement
                                                        dated ____________, 1996
                                             between Semiconductor Systems, Inc.
                                                      and Michael L. Parodi, Jr.

                              RESTRICTED COUNTRIES

France
Germany
Great Britain
Hong Kong
Israel
Italy
Japan
Korea
People's Republic of China
Republic of Ireland
Singapore
Taiwan
United States

M1:0117072.01

                                                                       Exhibit E
                                                         to Employment Agreement
                                                        dated ____________, 1996
                                             between Semiconductor Systems, Inc.
                                                      and Michael L. Parodi, Jr.



                        **[To be provided by Mr. Parodi]



M1:0117072.01

                                                                       Exhibit A
                                                         to Employment Agreement
                                                        dated ____________, 1996
                                             between Semiconductor Systems, Inc.
                                                           and Michael L. Parodi

                            FSI INTERNATIONAL, INC.
                            1994 OMNIBUS STOCK PLAN


                        INCENTIVE STOCK OPTION AGREEMENT

Full Name of Optionee:

                               Michael L. Parodi
--------------------------------------------------------------------------------
No. of Shares Covered:                    Date of Grant:
                                                          ___________, 1996
--------------------------------------------------------------------------------
Exercise Price Per Share:                 Expiration Date:
                                                          ___________, 2006
--------------------------------------------------------------------------------
Exercise Schedule pursuant to Section 4:

                                                       No. of Shares
                                                    As to Which Option
      Initial Date                                  Becomes Exercisable
   of Exercisability                                  as of Such Date
   -----------------                                --------------------
   ___________, 1997
   ___________, 1998
   ___________, 1999


--------------------------------------------------------------------------------

This is an INCENTIVE STOCK OPTION AGREEMENT ("Agreement") between FSI International, Inc., a Minnesota corporation (the "Company"), and the Optionee identified above (the "Optionee") effective as of the date of grant specified above.

                                    RECITALS
                                    --------

     WHEREAS, the Company maintains the FSI International, Inc. 1994 Omnibus Stock Plan ("Plan"); and

     WHEREAS, the Company has appointed a committee (the "Committee") with the authority to determine the awards to be granted under the Plan; and

     WHEREAS, the Committee or its designee has determined that the Optionee is eligible to receive an award under the Plan in the form of an Incentive Stock Option (the "Option") and has set the terms and conditions thereof.

     NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions set by the Committee as follows.

                            TERMS AND CONDITIONS*
                            ---------------------

1. GRANT. The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement on the terms and conditions set forth herein.

2. EXERCISE PRICE. The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement (which price shall not be less than the Fair Market Value as of the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, 110% of the Fair Market Value as of the date of grant).

3. INCENTIVE STOCK OPTION. This Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4. EXERCISE SCHEDULE. Except as provided in Section 8, this option may not be exercised during the first year (commencing as of the date of grant). Thereafter, if the option has not expired, 33 percent of the total Shares originally subject to this Option shall become exercisable on each of the first and second anniversaries of the date of grant (in each case the total number of shares to be exercisable, if other than a whole number, will be rounded to the next lowest whole number on a cumulative basis) and the remaining Shares subject to this Option shall become exercisable on the third anniversary of the date of grant. The exercise schedule is cumulative -- that is, if this Option has not expired prior thereto, the Optionee may at any time purchase all or any portion of the Shares then available under the exercise schedule to the extent not previously purchased.

----------------
* Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

     To the extent the total Fair Market Value (determined as of the date of grant of an option) of Shares with respect to which this Option and any other incentive stock options granted by the company or its affiliate shall become exercisable for the first time during any calendar year shall exceed $100,000, such excess options shall be treated as Non-Statutory Stock Options. This $100,000 limit shall be applied by taking such incentive stock options into account in the order in which they are granted.

     This Option may be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5. EXPIRATION. This Option shall expire at 4:00 p.m. Central Standard Time on the earliest of:

     (a) The expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, five years after the date of grant);
     (b) The last day as of the periods of or following the termination of employment of the Optionee during which this Option can be exercised (as specified in Section 7 of this Agreement); or
     (c) The date (if any) fixed for cancellation pursuant to Section 8 of this Agreement.

     In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

6.   PROCEDURE TO EXERCISE OPTION.

     Notice of Exercise. Subject to the terms and conditions of this Agreement, this Option may be exercised by delivering advance written notice of exercise to the Company at its headquarters in the form attached to this Agreement or a similar form containing substantially the same information and addressed or delivered to the Corporate Secretary. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

     Tender of Payment. Any notice of exercise hereunder shall be accompanied by either:

          (a) Payment (by check, bank draft or money order payable to the Company) of the full purchase price of the Shares being purchased; or

          (b) Certificates for unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the full purchase price of the Shares being purchased (the Optionee shall duly endorse all such certificates in blank and shall represent and warrant in writing that he or she is the owner of the Shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances); or

          (c)  A combination of cash and unencumbered Shares.

     Any Shares tendered as payment under (b) or (c) above must have been owned by the Optionee for at least 180 days preceding the date of exercise of Options to which the use of such Shares relates.

     In lieu of the provisions of (a), (b) or (c) above, an Optionee may simultaneously exercise an Option and sell the shares thereby acquired pursuant to a brokerage or similar relationship so long as the cash proceeds from such sale are used promptly as payment of the purchase price of such Shares.

     Delivery of Certificates. As soon as practicable after the Company receives a properly executed notice and the purchase price provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue or deliver any Shares prior to the completion of such registration or other qualification of such Shares under any State law, rule or regulation as the Company shall determine to be necessary or desirable.

7. EMPLOYMENT REQUIREMENT. This Option may be exercised only while the Optionee remains employed with the Company or an Affiliate, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:

     (a) The Optionee may exercise this Option during the ninety (90) day period following termination of employment, but only to the extent that it was exercisable immediately prior to termination of employment (i.e. he/she shall not progress on the exercise schedule) and only if the Optionee was not terminated for Cause. If the Optionee dies during such ninety (90) day period, the legal representative of his/her estate, or the person who has acquired the right by bequest or inheritance, may exercise this Option during the one year period following the termination of employment.

     (b) If the Optionee becomes totally and permanently disabled (within the meaning of Code section 22(e)(3)) while employed with the Company or an Affiliate, he/she may exercise this Option during the one year period following his/her termination of employment.

     (c) If the Optionee dies while employed with the Company or an Affiliate, the legal representative of his/her estate, or the person who has acquired the right by bequest or inheritance, may exercise this Option during the one year period following the date the Optionee dies.

     (d) If the Optionee's employment terminates after a declaration made pursuant to Section 8 of this Agreement, he/she may exercise the Option at any time permitted by such declaration.

     Notwithstanding the above, this Option may not be exercised after it has expired.

8.   ACCELERATION OF OPTION.
     Disability. This Option may be exercised in full (notwithstanding the exercise schedule) if the Optionee becomes totally and permanently disabled (as defined in Code section 22(e)(3)) while employed with the Company or an Affiliate.

     Death. This Option may be exercised in full (notwithstanding the exercise schedule) if the Optionee dies while employed with the Company or an Affiliate.

     Event. This option may be exercised in full (notwithstanding the Exercise Schedule) if an Event shall have occurred.

     Fundamental Change. At least thirty (30) days prior to a Fundamental Change, the Committee may, but shall not be obligated to declare, and provide written notice to the Optionee of the declaration, that this Option shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change (unless it is exercised prior to the Fundamental Change) in exchange for payment to the Optionee, within 10 days after the Fundamental Change, of cash equal to the amount, for each Share covered by the canceled Option, by which the event proceeds per share (as defined below) exceeds the exercise price per Share covered by this Option. This Option may be exercised in full (notwithstanding the exercise schedule) at any time after such declaration and prior to the time of cancellation of this Option. This Option, to the extent it has not been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration, and this Agreement shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph.

     In the case of a Fundamental Change that consists of the merger or consolidation of the Company with or into any other corporation, the Committee, in lieu of the declaration above, may make appropriate provision for the protection of this Option by the substitution, in lieu of this Option, of an option to purchase appropriate voting common stock or appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation.

     For purposes of the preceding paragraphs, the "event proceeds per share" is the cash plus the value (as determined by the Committee) of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

9. LIMITATION ON TRANSFER. While the Optionee is alive, only the Optionee or his/her guardian or legal representative may exercise this Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution, and shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this Option, shall be null and void.

10. NO STOCKHOLDER RIGHTS BEFORE EXERCISE. No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him/her upon exercise of this Option.

11. DISCRETIONARY ADJUSTMENT. The Committee may in its sole discretion make appropriate adjustments in the number of Shares subject to this Option and in the purchase price per Share to give effect to any adjustments made in the number of outstanding Shares through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change; provided that, fractional Shares shall be rounded to the nearest whole Share.

12.  TAX WITHHOLDING.

     General Rule. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement prior to receipt of such Shares; provided that, in lieu of all or any part of such cash payment, the Committee may (but shall not be required to) allow the person exercising this Option to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the full federal, state and local income tax obligation of such person with respect to income arising from the exercise of this Option, through a reduction of the number of Shares delivered or through a subsequent return to the Company of Shares delivered, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

     Special Rule for Insiders. If the Optionee is subject to the reporting requirements of Section 16 of the Exchange Act, he/she may make an election under this section to reduce the number of Shares delivered only (i) during the period beginning on the third business day following the date of public release of the Company's quarterly or annual financial statement and ending on the twelfth business day following such date of public release, or (ii) at least six months prior to the date as of which the amount of tax to be withheld is determined; provided that, an election may not be made within six months of the date of grant of this Option unless the Optionee dies or becomes disabled during such six-month period.

     Committee Approval; Revocation. The Committee may approve an election under this section to reduce the number of Shares delivered in advance, but the approval is subject to revocation by the Committee at any time. Once such an election is made by the person exercising this Option, he/she may not revoke it.

     Exception. Notwithstanding the foregoing, the Optionee who tenders previously owned Shares to the Company in payment of the purchase price of Shares in connection with an option exercise may also tender previously owned Shares to the Company in satisfaction of any tax withholding obligations in connection with such option exercise without regard to the specified time periods set forth above for insiders. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement.

13. FORFEITURES. In the event the Optionee has exercised this Option following or within six months prior to his or her termination of employment with the Company and its Affiliates, the Company, by action of the Committee, will have the right and option (the "Purchase Right") to purchase from the Optionee or his or her legal representative a number of shares equal to the number of shares which had been purchased under this Option by the Optionee following or within six months prior to the Optionee's termination of employment with the Company and its Affiliates (the "Purchase Right Shares"), if the Optionee (i) has engaged in competition with the Company or its Affiliates during the term of the Optionee's employment with the Company or its Affiliates or within six months after the termination of such employment (the "Applicable Period") that the Committee concludes is detrimental to the Company or its Affiliates, (ii) has made an unauthorized disclosure of material non-public or confidential information of the Company or any of its Affiliates during the Applicable period, (iii) has committed a material violation of any applicable business plans, policies or practices of the Company or any of its Affiliates during the Applicable Period, or (iv) has engaged in conduct reflecting dishonesty or disloyalty to the Company or any of its Affiliates during the Applicable Period.

     In addition, the Committee may terminate this Option prior to exercise by Optionee, if it determines that the Optionee has engaged or intends to engage in the activities described in (i)-(iv) above.

     The decision to exercise the Company's Purchase Right will be based solely on the judgment of the Committee, in its sole and complete discretion, given the facts and circumstances of each particular case. The Purchase Right also will cover any shares received from adjustments which pertained to the Purchase Right Shares and which were made as a result of any of the types of transactions referred to in Section 11, and such shares will also constitute Purchase Right Shares.

     Such Purchase Right may be exercised by the Committee within 90 days after the Committee's discovery of an occurrence that entitles it to exercise its Purchase Right (but in no event later than 15 months after the Optionee's termination of employment with the Company and its Affiliates) for a purchase price equal to the total amount paid by the Optionee for the Purchase Right Shares. Such Purchase Right will be deemed to be exercised upon the

     Company's mailing written notice of such exercise postage prepaid, addressed to the Optionee at the Optionee's most recent home address as shown on the personnel records of the Company.

     The Optionee agrees on the Optionee's behalf and on behalf of the Optionee's estate, legal representative or permitted assigns, as the case may be, to deliver to the Company, on the date specified in such notice, which will not be less than 10 nor more than 30 days after such notice, a certificate or certificates for the number of shares for which the Purchase Right has been exercised, duly endorsed for transfer to the Company against payment of the purchase price for the Purchase Right Shares. The Purchase Right of the Company may not be exercised on or after the occurrence of any Event.

14. CAUSE. Cause means a termination of employment of the Optionee due to (i) the inability or failure of the Optionee to adequately perform the material duties of his or her position, (ii) conduct reflecting dishonesty or disloyalty to the Company and its Affiliates, (iii) failure to comply with the material business plans, policies or practices of the Company or its Affiliates or (iv) an unauthorized disclosure of material non-public or confidential information of the Company or its Affiliates.

15. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of the Agreement and the Plan, the provisions of the Plan shall govern.

16. DISCONTINUANCE OF EMPLOYMENT. This Agreement shall not give the Optionee a right to continued employment with the Company or any Affiliate, and the Company or Affiliate employing the Optionee may terminate his/her employment and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

17. OBLIGATION TO RESERVE SUFFICIENT SHARES. The Company shall at all times during the term of this Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

18. BINDING EFFECT. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

19. CHOICE OF LAW. The Agreement is entered into under the laws of the State of Minnesota and shall be contrued and interpreted thereunder (without regard to its conflict of law principles).

     IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the ______ day of ________________, 1996.


FSI INTERNATIONAL, INC.                OPTIONEE


By_________________________________    ________________________________________
                                                   Michael L. Parodi
    Executive Vice President, and
       Chief Financial Officer
Its________________________________

                                                                       Exhibit B
                                                         to Employment Agreement
                                                        dated ____________, 1996
                                             between Semiconductor Systems, Inc.
                                                           and Michael L. Parodi

                            FSI INTERNATIONAL, INC.
                            1994 OMNIBUS STOCK PLAN


                        INCENTIVE STOCK OPTION AGREEMENT
           WITH ACCELERATED VESTING IF FINANCIAL TARGETS ARE ACHIEVED

================================================================================
Full Name of Optionee:

                               Michael L. Parodi

--------------------------------------------------------------------------------
No. of Shares Covered:                        Date of Grant:
                                                               ___________, 1996
--------------------------------------------------------------------------------
Exercise Price Per Share:                     Expiration Date:
                                                               ___________, 2006
================================================================================

                               EXERCISE SCHEDULE

On the date following the day the Company first publicly announces its audited annual financial performance, the number of options listed below shall become exercisable as of such date:


                                                          Cumulative
                                   Annual Exercisable     Exercisable
                                         Shares             Shares
On or about:
[Date of Grant]
October 17, 1996 (Fiscal 1996)
October 16, 1997 (Fiscal 1997)
October 15, 1998 (Fiscal 1998)
October 14, 1999 (Fiscal 1999)
October 19, 2000 (Fiscal 2000)


This is an INCENTIVE STOCK OPTION AGREEMENT ("Agreement") between FSI International, Inc., a Minnesota corporation (the "Company"), and the Optionee identified above (the "Optionee") effective as of the date of grant specified above.

                                    RECITALS
                                    --------

     WHEREAS, the Company maintains the FSI International, Inc. 1994 Omnibus Stock Plan ("Plan"); and

     WHEREAS, the Company has appointed a committee (the "Committee") with the authority to determine the awards to be granted under the Plan; and

     WHEREAS, the Committee or its designee has determined that the Optionee is eligible to receive an award under the Plan in the form of an Incentive Stock Option (the "Option") and has set the terms and conditions thereof.

     NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions set by the Committee as follows.

                            TERMS AND CONDITIONS*
                            ---------------------


1. GRANT. The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement on the terms and conditions set forth herein.

2. EXERCISE PRICE. The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement (which price shall not be less than the Fair Market Value as of the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, 110% of the Fair Market Value as of the date of grant).

3. INCENTIVE STOCK OPTION. This Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4. EXERCISE SCHEDULE. Except as provided in Section 8, this option may not be exercised unless and only to the extent provided below:

     (a)  If the Operating Profit for any of the Company's fiscal years ending
     1996, 1997 or 1998 is $          Million or more and the Operating Profit
     Percentage is      % or more, then in accordance with the Exercise Schedule
     on the front of this Option Agreement, the total number of Shares subject to this Option shall
-----------------------
* Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

     become fully exercisable on the day following the public announcement by the Company of its audited financial results for such year, and the Optionee shall be notified in such event, or

     (b) If none of the events described in 4(a) occur, then per the Exercise Schedule, a portion of the options for shares shall become exercisable on the date of grant and on each of the dates following the first public announcement by the Company of its audited financial results for the fiscal years ending August 1996, August 1997, August 1998 and August 1999, respectively, and the remaining shares subject to this Option shall become exercisable on the date following the first public announcement by the Company of its audited financial results for the fiscal year ending August 2000.

     The exercise schedule is cumulative -- that is, if this Option has not expired prior thereto, the Optionee may at any time purchase all or any portion of the Shares then available under the exercise schedule to the extent not previously purchased.

     To the extent the total Fair Market Value (determined as of the date of grant of an option) of Shares with respect to which this Option and any other incentive stock options granted by the Company or its affiliate shall become exercisable for the first time during any calendar year shall exceed $100,000, such excess options shall be treated as Non-Statutory Stock Options. This $100,000 limit shall be applied by taking such incentive stock options into account in the order in which they are granted. If the $100,000 limit above is exceeded then in that event, the first $100,000 of such options exercised by the Optionee or his or her representative (based upon the Fair Market Value of such options as of the date of grant of the option or options) shall be deemed to be Incentive Stock Options and the remainder of such options upon exercise shall be deemed to be Non-Statutory Stock Options.

     This Option may be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.


5. EXPIRATION. This Option shall expire at 4:00 p.m. Central Standard Time on the earliest of:

     (a) The expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, five years after the date of grant);

     (b) The last day as of the periods of or following the termination of employment of the Optionee during which this Option can be exercised (as specified in Section 7 of this Agreement); or

     (c) The date (if any) fixed for cancellation pursuant to Section 8 of this Agreement.

     In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

6.   PROCEDURE TO EXERCISE OPTION.

     Notice of Exercise. Subject to the terms and conditions of this Agreement, this Option may be exercised by delivering advance written notice of exercise to the Company at its headquarters in the form attached to this Agreement or a similar form containing substantially the same information and addressed or delivered to the Corporate Secretary. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

     Tender of Payment. Any notice of exercise hereunder shall be accompanied by either:

          (a) Payment (by check, bank draft or money order payable to the Company) of the full purchase price of the Shares being purchased; or

          (b) Certificates for unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the full purchase price of the Shares being purchased (the Optionee shall duly endorse all such certificates in blank and shall represent and warrant in writing that he or she is the owner of the Shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances); or

          (c)  A combination of cash and unencumbered Shares.

     Any Shares tendered as payment under (b) or (c) above must have been owned by the Optionee for at least 180 days preceding the date of exercise of Options to which the use of such Shares relates.

     In lieu of the provisions of (a), (b) or (c) above, an Optionee may simultaneously exercise an Option and sell the shares thereby acquired pursuant to a brokerage or similar relationship so long as the cash proceeds from such sale are used promptly as payment of the purchase price of such Shares.

     Delivery of Certificates. As soon as practicable after the Company receives a properly executed notice and the purchase price provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue or deliver any Shares prior to the completion of such registration or other qualification of such Shares under any State law, rule or regulation as the Company shall determine to be necessary or desirable.

7. EMPLOYMENT REQUIREMENT. This Option may be exercised only while the Optionee remains employed with the Company or an Affiliate, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:

     (a) The Optionee may exercise this Option during the ninety (90) day period following termination of employment, but only to the extent that it was exercisable immediately prior to termination of employment (i.e. he/she shall not progress on the exercise schedule) and only if the Optionee was not terminated for Cause. If the Optionee dies during such ninety (90) day period, the legal representative of his/her estate, or the person who has acquired the right by bequest or inheritance, may exercise this Option during the one year period following the termination of employment.

     (b) If the Optionee becomes totally and permanently disabled (within the meaning of Code section 22(e)(3)) while employed with the Company or an Affiliate, he/she may exercise this Option during the one year period following his/her termination of employment.

     (c) If the Optionee dies while employed with the Company or an Affiliate, the legal representative of his/her estate, or the person who has acquired the right by bequest or inheritance, may exercise this Option during the one year period following the date the Optionee dies.

     (d) If the Optionee's employment terminates after a declaration made pursuant to Section 8 of this Agreement, he/she may exercise the Option at any time permitted by such declaration.

     Notwithstanding the above, this Option may not be exercised after it has expired.

8.   ACCELERATION OF OPTION.

     Disability. This Option may be exercised in full (notwithstanding the exercise schedule) if the Optionee becomes totally and permanently disabled (as defined in Code section 22(e)(3)) while employed with the Company or an Affiliate.

     Death. This Option may be exercised in full (notwithstanding the exercise schedule) if the Optionee dies while employed with the Company or an Affiliate.

     Event. This option may be exercised in full (notwithstanding the Exercise Schedule) if an Event shall have occurred.

     Fundamental Change. At least thirty (30) days prior to a Fundamental Change, the Committee may, but shall not be obligated to declare, and provide written notice to the Optionee of the declaration, that this Option shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change (unless it is exercised prior to the Fundamental Change) in exchange for payment to the Optionee, within 10 days after the Fundamental Change, of cash equal to the amount, for each Share covered by the canceled Option, by which the event proceeds per share (as defined below) exceeds the exercise price per Share covered by this Option. This Option may be exercised in full (notwithstanding the exercise schedule) at any time after such declaration and prior to the time of cancellation of this Option. This Option, to the extent it has not been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration, and this Agreement shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph.

     In the case of a Fundamental Change that consists of the merger or consolidation of the Company with or into any other corporation, the Committee, in lieu of the declaration above, may make appropriate provision for the protection of this Option by the substitution, in lieu of this Option, of an option to purchase appropriate voting common stock or appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation.

     For purposes of the preceding paragraphs, the "event proceeds per share" is the cash plus the value (as determined by the Committee) of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

9. LIMITATION ON TRANSFER. While the Optionee is alive, only the Optionee or his/her guardian or legal representative may exercise this Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution, and shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this Option, shall be null and void.

10. NO STOCKHOLDER RIGHTS BEFORE EXERCISE. No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him/her upon exercise of this Option.

11. DISCRETIONARY ADJUSTMENT. The Committee may in its sole discretion make appropriate adjustments in the number of Shares subject to this Option and in the purchase price per Share to give effect to any adjustments made in the number of outstanding Shares through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change; provided that, fractional Shares shall be rounded to the nearest whole Share.

12.  TAX WITHHOLDING.

     General Rule. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement prior to receipt of such Shares; provided that, in lieu of all or any part of such cash payment, the Committee may (but shall not be required to) allow the person exercising this Option to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the full federal, state and local income tax obligation of such person with respect to income arising from the exercise of this Option, through a reduction of the number of Shares delivered or through a subsequent return to the Company of Shares delivered, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

     Special Rule for Insiders. If the Optionee is subject to the reporting requirements of Section 16 of the Exchange Act, he/she may make an election under this section to reduce the number of Shares delivered only (i) during the period beginning on the third business day following the date of public release of the Company's quarterly or annual financial statement and ending on the twelfth business day following such date of public release, or (ii) at least six months prior to the date as of which the amount of tax to be withheld is determined; provided that, an election may not be made within six months of the date of grant of this Option unless the Optionee dies or becomes disabled during such six-month period.

     Committee Approval; Revocation. The Committee may approve an election under this section to reduce the number of Shares delivered in advance, but the approval is subject to revocation by the Committee at any time. Once such an election is made by the person exercising this Option, he/she may not revoke it.

     Exception. Notwithstanding the foregoing, the Optionee who tenders previously owned Shares to the Company in payment of the purchase price of Shares in connection with an option exercise may also tender previously owned Shares to the Company in satisfaction of any tax withholding obligations in connection with such option exercise without regard to the specified time periods set forth above for insiders. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement.

13. FORFEITURES. In the event the Optionee has exercised this Option following or within six months prior to his or her termination of employment with the Company and its Affiliates, the Company, by action of the Committee, will have the right and option (the "Purchase Right") to purchase from the Optionee or his or her legal representative a number of shares equal to the number of shares which had been purchased under this Option by the Optionee following or within six months prior to the Optionee's termination of employment with the Company and its Affiliates (the "Purchase Right Shares"), if the Optionee (i) has engaged in competition with the Company or its Affiliates during the term of the Optionee's employment with the Company or its Affiliates or within six months after the termination of such employment (the "Applicable Period") that the Committee concludes is detrimental to the Company or its Affiliates, (ii) has made an unauthorized disclosure of material non-public or confidential information of the Company or any of its Affiliates during the Applicable period, (iii) has committed a material violation of any applicable business plans, policies or practices of the Company or any of its Affiliates during the Applicable Period, or (iv) has engaged in conduct reflecting dishonesty or disloyalty to the Company or any of its Affiliates during the Applicable Period.

     In addition, the Committee may terminate this Option prior to exercise by Optionee, if it determines that the Optionee has engaged or intends to engage in the activities described in (i)-(iv) above.

     The decision to exercise the Company's Purchase Right will be based solely on the judgment of the Committee, in its sole and complete discretion, given the facts and circumstances of each particular case. The Purchase Right also will cover any shares received from adjustments which pertained to the Purchase Right Shares and which were made as a result of any of the types of transactions referred to in Section 11, and such shares will also constitute Purchase Right Shares.

     Such Purchase Right may be exercised by the Committee within 90 days after the Committee's discovery of an occurrence that entitles it to exercise its Purchase Right (but in no event later than 15 months after the Optionee's termination of employment with the Company and its Affiliates) for a purchase price equal to the total amount paid by the Optionee for the Purchase Right Shares. Such Purchase Right will be deemed to be exercised upon the Company's mailing written notice of such exercise postage prepaid, addressed to the Optionee at the Optionee's most recent home address as shown on the personnel records of the Company.

     The Optionee agrees on the Optionee's behalf and on behalf of the Optionee's estate, legal representative or permitted assigns, as the case may be, to deliver to the Company, on the date specified in such notice, which will not be less than 10 nor more than 30 days after such notice, a certificate or certificates for the number of shares for which the Purchase Right has been exercised, duly endorsed for transfer to the Company against payment of the purchase price for the Purchase Right Shares. The Purchase Right of the Company may not be exercised on or after the occurrence of any Event.

14. CAUSE. Cause means a termination of employment of the Optionee due to (i) the inability or failure of the Optionee to adequately perform the material duties of his or her position, (ii) conduct reflecting dishonesty or disloyalty to the Company and its Affiliates, (iii) failure to comply with the material business plans, policies or practices of the Company or its Affiliates or (iv) an unauthorized disclosure of material non-public or confidential information of the Company or its Affiliates.

15. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of the Agreement and the Plan, the provisions of the Plan shall govern.

16. DISCONTINUANCE OF EMPLOYMENT. This Agreement shall not give the Optionee a right to continued employment with the Company or any Affiliate, and the Company or Affiliate employing the Optionee may terminate his/her employment and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

17. OBLIGATION TO RESERVE SUFFICIENT SHARES. The Company shall at all times during the term of this Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

18. BINDING EFFECT. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

19.  DEFINITIONS.

     "Operating Profit" means with respect to any fiscal year of the Company the amount reported as operating income in the Company's consolidated audited financial statements, but excluding interest income and such other items, if any, which in the judgment of the Committee are unrelated to a true measurement of the Company's performance or profitability, or the objectives of this Plan.

     "Operating Profit Percentage" means as to any fiscal year the percentage resulting from dividing Operating Profit for such year by the amount of sales reported by the Company on a consolidated basis for the same fiscal year.

20. CHOICE OF LAW. The Agreement is entered into under the laws of the State of Minnesota and shall be contrued and interpreted thereunder (without regard to its conflict of law principles).

     IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the ______ day of ________________, 1996.


FSI INTERNATIONAL, INC.                                  OPTIONEE

By
   --------------------------------------      -----------------------------
Its    Executive Vice President, and                 Michael L. Parodi
   --------------------------------------
       Chief Financial Officer
   --------------------------------------


BOARD:STOCK.FRM
M1:0117086.01

                                                                       Exhibit C
                                                         to Employment Agreement
                                                        dated ____________, 1996
                                             between Semiconductor Systems, Inc.
                                                      and Michael L. Parodi, Jr.

                              MANAGEMENT AGREEMENT
                 (INVOLUNTARY AND CONSTRUCTIVE DISCHARGE FORM)

     AGREEMENT entered into as of ______________________, 1996 by and between FSI International, Inc., a Minnesota corporation (the "Company"), and Michael L Parodi (the "Employee").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Employee is a key member of the management of the Company and has devoted and/or is expected to devote substantial skill and effort to the affairs of the Company, and the Board of Directors of the Company desires to recognize the significant personal contribution that the Employee has made and/or is expected to make to further the best interests of the Company and its stockholders; and

     WHEREAS, it is desirable and in the best interests of the Company and its stockholders to obtain or maintain the benefits of the Employee's services and attention to the affairs of the Company; and

     WHEREAS, it is desirable and in the best interests of the Company and its stockholders to provide inducement for the Employee (A) to remain in the service of the Company in the event of any proposed or anticipated change in control of the Company and (B) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company; and

     WHEREAS, it is desirable and in the best interests of the Company and its stockholders that the Employee be in a position to make judgments and advise the Company with respect to proposed changes in control of the Company without regard to the possibility that Employee's employment may be terminated without compensation in the event of certain changes in control of the Company; and

     WHEREAS, the Employee desires to be protected in the event of certain changes in control of the Company; and

     WHEREAS, for the reasons set forth above, the Company and the Employee desire to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and the Employee agree as follows:

     1. Employment. The Employee shall remain in the employ of the Company and its subsidiaries, as the case may be, for the term of this Agreement as defined in Paragraph 14 (the "Term"), and during the Term the Employee shall have such title, duties, responsibilities and authority, and receive such remuneration and fringe benefits, as the Board of Directors of the Company or its Committees shall from time to time provide for the Employee; provided, however, that either the Employee or the Company or any of its subsidiaries may terminate the employment of the Employee at any time prior to the expiration of the Term, with or without Cause and for any reason whatever, subject to the right of the Employee to receive any payment and other benefits that may be due pursuant to the terms and conditions of Paragraph 3 of this Agreement or, except as provided in Paragraph 3(B) or Paragraph 4, the terms of any other written employment agreement relating to the employment of Employee by the Company or any of its subsidiaries.

     2. Occurrence of an Event. For purposes of this Agreement, an "Event" shall be deemed to have occurred if:

     (A) a majority of the directors of the Company shall be persons other than persons

          (i) for whose election proxies shall have been solicited by the Board of Directors of the Company or

          (ii) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Rule 14a-11 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any successor rule thereto.

     (B) 30% or more of the then outstanding common or voting stock of the Company is acquired or beneficially owned (as defined in Exchange Act Rule 13d-3) by any individual, entity or group (within the meaning of
          Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Events pursuant to this Paragraph 2(B):

          (i) any acquisition or beneficial ownership by the Company or a subsidiary of the Company (if a majority of the outstanding voting power of the outstanding shares entitled to vote generally in an election of directors of the subsidiary are beneficially owned directly or indirectly by the Company ("Subsidiary")), or

          (ii) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries,

          (iii) any acquisition or beneficial ownership by the Employee or any group that includes the Employee, or

          (iv) any acquisition or beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, of 100% of the outstanding common stock and voting stock of the Company as a result of a merger or statutory share exchange which complies with Paragraph 2(C)(i)(2) or the exception in Paragraph 2(C)(ii) hereof in all respects.

     (C) the shareholders of the Company approve a definitive agreement or plan to

          (i) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which

                (a)  the Company is the surviving corporation,

                (b) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (I) voting stock of a parent corporation owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the voting stock of the

                            Company immediately after the merger or (II) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights),

                       (c) the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

                       (d) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series),

                  (ii) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities or other property, except for (a) voting stock of a parent corporation of the Company owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the statutory share exchange if (I) the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of such parent corporation, and (II) all holders of any class or series of voting stock of the Company immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series or
                       (b) cash with respect to fractional shares of voting stock of the Company or payable as a result of the exercise by holders of voting stock of the Company of statutory dissenters' rights,

                 (iii) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

                  (iv) liquidate or dissolve the Company,

          unless a majority of the voting stock (or the voting equity interest) of the surviving corporation or its parent corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company or its parent corporation (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the Employee or a group of persons, including the Employee, acting in concert, or

               (D) (i) the Company enters into an agreement in principle or a definitive agreement relating to an Event described in clause (A), (B) or (C) above which ultimately results in such an Event described in clause (A), (B) or (C) hereof,

              (ii) a tender or exchange offer or proxy contest is commenced which ultimately results in an Event described in clause (A) or (B) hereof, or

              (iii) there shall be an involuntary termination of the
                    employment of Employee or any of the events which constitute a Constructive Involuntary Termination of employment of Employee occur, and Employee reasonably demonstrates that such event (x) was requested by a third party that has previously taken other steps reasonably calculated to result in an Event described in clause (A), (B) or (C) above and which ultimately results in an Event described in clause
                    (A), (B) or (C) hereof or (y) otherwise arose in connection with or in anticipation of an Event described in clause (A),
                    (B) or (C) above that ultimately occurs.

          3. Rights to Payments Following An Event. If any Event shall occur during the Term of this Agreement, then the Employee shall be entitled to receive from the Company or its successor (which term as used herein shall include any person acquiring all or substantially all of the assets of the Company) a cash payment and other benefits on the following basis (unless the Employee's employment by the Company is terminated voluntarily or involuntarily prior to the occurrence of the earliest Event to occur (the "First Event"), in which case the Employee shall be entitled to no payment or benefits under this Paragraph 3):

          (A) If at the time of, or at any time after, the occurrence of the First Event and prior to the end of the Transition Period, the employment of the Employee with the Company is voluntarily or involuntarily terminated for any reason (unless such termination is a voluntary termination by the Employee other than a Constructive Involuntary Termination, is on account of the death or Disability of the Employee, or is a termination by the Company for Cause), the Employee (or the Employee's legal representative, as the case may be), subject to the limitations set forth in Paragraph 4,

               (i) shall be entitled to receive from the Company or its successor, upon such termination of employment with the Company or its successor, (a) in the event of an involuntary termination, at least 30 days prior written notice of termination and compensation at the Employee's regular rate of compensation for the 30-day period following receipt of notice of termination of employment without regard to whether Employee is required to perform services during such period and (b) a lump sum cash payment in an amount equal to
                    (x) one times the highest annual rate of the Employee's base salary (without reduction for any salary reduction or other deferral contribution to any employee benefit plan sponsored by the Company) in effect at any time during the period commencing as of twelve months prior to the First Event and up to the date of termination, plus (y) the amount of bonus that is payable in accordance with the terms of any bonus plan or plans from time to time in effect at the "Plan" level (100% of the relevant financial goal (divisional and/or corporate) for the year to which the bonus relates) or, in the absence of any such plan, a bonus equal to 15% of the compensation payable pursuant to clause (x) above, in a lump sum at the time of such termination of employment; and

               (ii) shall be entitled until the end of the Transition Period to participate in any health, disability and life insurance plan or program in which the Employee was entitled to participate immediately prior to the First Event as if he or she were an employee of the Company until the end of the Transition Period (except, (a) with respect to health, disability, or life insurance coverage, for those portions remaining until the end of the Transition Period that duplicate health, disability or life insurance coverage that is in place for the Employee under any other policy provided at the expense of another employer of Employee and (b) with respect to life insurance coverage, for any coverage pursuant to a split dollar insurance agreement between the Employee and Company, which split dollar insurance agreement contains separate provisions applicable upon termination of employment); provided however, that in the event that the Employee's participation in any such health, disability or life insurance plan or program is barred, the Company, at its sole cost and expense, shall arrange to provide the Employee with benefits substantially similar to those which the Employee is entitled to receive under such plan or program; and

          (iii) shall be entitled to professional outplacement services by a third party retained by the Company and reasonably acceptable to the Employee and to secretarial support and office space for up to twelve months after termination of employment at a location, designated by the Company and reasonably acceptable to the Employee, within 35 miles of the location where the Employee was employed immediately prior to the First Event, at a cost to the Company or the successor to the Company which in the aggregate shall not exceed $15,000.

     (B) The payments provided for in this Paragraph 3 shall be in addition to any salary or other remuneration otherwise payable to the Employee on account of employment by the Company or one or more of its subsidiaries or its successor (including any amounts received prior to such termination of employment for personal services rendered after the occurrence of the First Event) but shall be reduced by any severance pay which the Employee receives from the Company, its subsidiaries or its successor under any other policy or agreement of the Company in the event of involuntary termination of Employee's employment.

     (C) The Company also shall pay to the Employee all legal fees and expenses incurred by the Employee as a result of such termination, including, but not limited to, all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement

     (D) In the event that at any time from the date of the First Event until the end of the Transition Period,

          (i) the Employee does not have substantially equivalent or greater title, duties, responsibilities and authority as compared with the Employee's status immediately prior to the First Event, other than for Cause or on account of Disability;

          (ii) the Company shall have failed to continue in effect at the equivalent or greater level, the Employee's base salary and other remuneration and fringe benefits in which Employee participates immediately prior to the Change in Control other than for Cause or on account of Disability or shall have failed to pay Employee any amounts due thereunder;

          (iii) the Company shall have failed to continue to provide Employee with benefits substantially similar to those enjoyed by Employee under any of the Company's life, medical, health, dental, accident, or disability insurance plans in which Employee was participating at the time of the Change in Control, or has taken any action that would, directly or indirectly, materially reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed by Employee at the time of the Change in Control, or the failure by the Company to provide Employee with the number of paid vacation days to which Employee is entitled on the basis of years of service with the Company's normal vacation policy in effect at the time of the Change in Control, other than for Cause or on account of Disability;

          (iv) the Company shall have failed to obtain assumption of this Agreement by any successor as contemplated by Paragraph 6(B) hereof,

          (v) the Company shall require the Employee to relocate to any place other than a location within twenty-five miles of the location at which the Employee performed his duties immediately prior to the First Event or, if the Employee performed such duties at the Company's principal executive offices, the Company shall relocate its principal executive offices to any location other than a location within twenty-five miles of the location of the principal executive offices immediately prior to the First Event, or

          (vi) the Company shall require that the Employee travel on Company business to a substantially greater extent than required immediately prior to the First Event,

     a termination of employment with the Company by the Employee thereafter shall constitute a Constructive Involuntary Termination.

     (E) The Company's and any successor's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or its successor may have against the Employee or others.

     (F) The Employee shall not be required to mitigate the amount of any payment or other benefit provided for in Paragraph 3 by seeking other employment or otherwise, nor (except as specifically provided in Paragraph 3(A)(ii)) shall the amount of any payment or other benefit provided for in Paragraph 3 be reduced by any compensation earned by the Employee as the result of employment by another employer after termination, or otherwise.

     (G) The obligations of the Company under this Paragraph 3 shall survive the termination of this Agreement.

     4. Internal Revenue Code Section 280G Limitation. Notwithstanding any provision to the contrary contained herein except the last sentence of this Paragraph 4, if the lump sum cash payment due and the other benefits to which the Employee shall become entitled under Paragraph 3(A) hereof, either alone or together with other payments in the nature of compensation to the Employee which are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code") or any successor provision thereto, such lump sum payment and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or being non-deductible to the Company for Federal Income Tax purposes pursuant to Section 280G of the Code (or any successor provision thereto). The Employee in good faith shall determine the amount of any reduction to be made pursuant to this Paragraph 4 and shall select from among the foregoing benefits and payments those which shall be reduced. No modification of, or successor provision to, Section 280G or Section 4999 subsequent to the date of this Agreement shall, however, reduce the benefits to which the Employee would be entitled under this Agreement in the absence of this
Section 4 to a greater extent than they would have been reduced if Section 280G and Section 4999 had not been modified or superseded subsequent to the date of this Agreement, notwithstanding anything to the contrary provided in the first sentence of this Paragraph 4.

     5.   Definition of Certain Terms.

     (A) As used herein, the term "person" shall mean an individual, partnership, corporation, estate, trust or other entity.

     (B) As used herein, the term "Cause" shall mean, and be limited to, (i) willful and gross neglect of duties by the Employee or (ii) an act or acts committed by the Employee constituting a felony and substantially detrimental to the Company or its reputation.

     (C) As used herein, the term "Disability" shall mean the Employee's absence from his duties with the Company on a full time basis for 180 consecutive business days, as a result of the Employee's incapacity due to physical or mental illness, unless within 30 days after written notice pursuant to Paragraph 1 hereof is given following such absence, the Employee shall have returned to the full time performance of his duties.

     (D) As used herein, the term "voting stock" shall mean all outstanding shares of capital stock entitled to vote generally in the election of directors, considered for purposes of this Agreement as one class, and all references to percentages of the voting stock shall be deemed to be references to percentages of the total voting power of the voting stock.

     (E) As used herein, the term "Transition Period" shall mean the two-year period commencing on the date of the earliest to occur of an Event described in clause (A), (B) or (C) of Paragraph 2 hereof (the "Commencement Date") and ending on the second anniversary of the Commencement Date.

     6.   Successors and Assigns.

     (A) This Agreement shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of the parties hereto; provided, however, that the Employee shall not have any right to assign, pledge or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company or its successor.

     (B) The Company will require any successor (whether direct or indirect, by purchase of a majority of the outstanding voting stock of the Company or all or substantially all of the assets of the Company, or by merger, consolidation or otherwise), by agreement in form and substance satisfactory to the Employee, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (other than in the case of a merger or consolidation) shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee terminated his employment on account of a Constructive Involuntary Termination, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which is required to execute and deliver the agreement provided for in this Paragraph 6(B) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

          8. Notices. All notices, requests and demands given to or made pursuant hereto shall be in writing and shall be delivered or mailed to any such party at its address which:

     (A)  In the case of the Company shall be:

               FSI International, Inc.
               322 Lake Hazeltine Drive
               Chaska, Minnesota 55318
               Attention:  Chief Executive Officer

     (B)  In the case of the Employee shall be:

                 Michael L. Parodi

Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed to have been given on the registered date or that date stamped on the certified mail receipt.

          9. Severability; Severance. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. In the event that any benefits to the Employee provided in this Agreement are held to be unavailable to the Employee as a matter of law, the Employee shall be entitled to severance benefits from the Employer, in the event of an involuntary termination or Constructive Involuntary Termination of employment of the Employee (other than a termination on account of the death or Disability of the Employee or a termination for Cause) during the term of this Agreement occurring at the time of or following the occurrence of an Event, at least as favorable to the Employee (when taken together with the benefits under this Agreement that are actually received by the Employee) as the most advantageous benefits made available by the Employer to employees of comparable position and seniority to the Employee during the two-year period prior to the First Event.

          10. Employment Tax Withholding. The Company may withhold from any compensation or benefits payable under this Agreement all federal, state, city or other income and employment taxes that are required to be withheld pursuant to any law or governmental regulation or ruling.

          11. Assignment. Employee may not encumber or dispose of any payment under this Agreement, which payments and the rights to such payments are expressly declared nonassignable or nontransferable, except as otherwise specifically provided in this Agreement.

          12. Titles. The titles and headings preceding the text of the paragraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

          13. Waiver. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition and the obligations of either party with respect to such term, covenant or condition will continue in full force and effect.

          14. Term. This Agreement shall commence on the date of this Agreement and shall terminate, and the Term of this Agreement shall end, on the later of (A) December 31, 1996, provided that such period shall be automatically extended for one year and from year to year thereafter until notice of termination is given by the Employer or the Employee to the other party hereto at least 90 days prior to December 31, 1996 or the one-year extension period then in effect, as the case may be, or (B) if the Commencement Date occurs prior to December 31, 1996 (or prior to the end of the extension year then in effect as provided for in clause (A) hereof), the second anniversary of the Commencement Date.

          15. Entire Agreement. This Agreement contains the entire understanding of the Company and Employee regarding compensation to be paid by the Company to Employee in the event of a change-in-control involving the Company and supercedes all prior agreements and understandings, written or oral, between Employee and Company regarding such compensation. No provision hereof may be altered, amended, modified or waived in any way whatsoever, except by written agreement executed by both the Company and Employee.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       FSI International, Inc.


                                       By______________________________________
-----------------------------          Its_____________________________________
      Michael L. Parodi

                          SEMICONDUCTOR SYSTEMS, INC.
                              EMPLOYMENT AGREEMENT

          This Agreement is made as of __________________________________ , 1996 by and between SEMICONDUCTOR SYSTEMS, INC., a California corporation (the "Company"), and ___________________________ (the "Employee").

          WHEREAS, FSI International, Inc., a Minnesota corporation ("FSI"), has on the date hereof indirectly acquired the Company pursuant to an Agreement and Plan of Reorganization dated February 5, 1996 (the "Reorganization Agreement"), by and among FSI, the Company and Spectre Acquisition Corp., a California corporation and wholly-owned subsidiary of FSI ("Merger Sub"), whereby Merger Sub was merged with and into the Company;

          WHEREAS, the Company desires to employ Employee in accordance with the terms and conditions stated in this Agreement; and

          WHEREAS, Employee desires to accept that employment pursuant to the terms and conditions of this Agreement;

          NOW THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

I. EMPLOYMENT

          1.1 Employment. The Company hereby agrees to employ Employee, as **[Masterson, Vice President Finance; Amis, Vice President Administration; Nguyen, Manufacturing Manager; Biche, Engineering Manager] of the Company, commencing the date hereof and continuing until the earlier of (i) ____________________________, 1997 **[one-year term], or (ii) the date his employment terminates pursuant to Article III hereof. Employee accepts such employment pursuant to the terms of this Agreement. Employee shall perform such duties and responsibilities as may be determined from time to time by the Board of Directors of the Company, which shall be consistent with his position as an **[officer/manager] of the Company.

          1.2 Exclusive Services. Employee agrees to devote his full time, attention and energy to performing his duties and responsibilities to the Company under this Agreement during the term of this Agreement. The foregoing, however, shall not preclude Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of nonprofit entities, as long as such activities and service do not unreasonably interfere or conflict with his responsibilities to Company and Employee has obtained the prior written consent of the President of the Company.

          1.3 Relocation. During the term of his employment hereunder, Employee shall not be obligated to relocate, without his consent, from the general vicinity of Fremont, California.

II. COMPENSATION, BENEFITS AND PERQUISITES

          2.1 Base Salary. During the period this Agreement is in effect, the Company shall pay Employee an annual base salary of as
                 . The base salary shall be payable in accordance with the Company's standard payroll practices as in effect from time to time. The Board of Directors of the Company will review the base salary annually, and may in its sole discretion increase it to reflect performance, appropriate industry guideline data and other factors.

          2.2 Incentive Compensation. Employee shall be entitled to participate in the FSI 1996 Incentive Plan, as amended from time to time (the "Incentive Plan"), in accordance with and subject to the terms of the Incentive Plan and all other FSI policies; provided, however, that FSI shall not be obligated to continue the Incentive Plan or to provide any successor program.
In accordance with and subject to the terms of the Incentive Plan, Employee
shall be eligible to receive incentive compensation equal to       percent of
his Annual Base Earnings (as defined in the Incentive Plan) upon the attainment of FSI Corporate and Microlithography Division Goal Performance Targets (as
defined in the Incentive Plan) and up to a maximum of        percent of his
Annual Base Earnings upon the attainment of FSI Corporate and Microlithography Division Maximum Performance Targets (as defined in the Incentive Plan). In determining the amount of such incentive compensation, if any, the relative value of meeting FSI Corporate and Microlithography Division Performance Targets shall be as provided under the Incentive Plan. All amounts awarded under the Incentive Plan shall be prorated based upon length of service with FSI or the Microlithography Division, as the case may be, in accordance with the terms of the Incentive Plan.

          2.3 Stock Options. As an incentive to Employee, FSI has granted to Employee (i) stock options under the FSI International, Inc. 1994 Omnibus Plan (the "Omnibus Plan") to purchase as shares of the Common Stock of FSI, exercisable at $____________
                                                             and vesting ratably
over three years beginning on the first anniversary of the date of grant and
(ii) performance stock options under the Omnibus Plan to purchase as shares of the
Common Stock of FSI, exercisable at
                                     and vesting in accordance with the terms
of Exhibit B. The terms and conditions of such options are set forth in stock option agreements between Employee and FSI in the form of Exhibits A and B, respectively, attached hereto.

          2.4 Split Dollar Life Insurance. Employee shall be entitled to the benefits of a life insurance policy having death benefits of $250,000 in accordance with and subject to the terms of the form of Split Dollar Life Insurance Agreement adopted for use by FSI, including, without limitation, the obligation of Employee to pay all or a portion of the premiums therefor, and provided that Employee shall meet all qualifying conditions for such policy, including, without limitation, the passing of any required physical examinations.

          2.5 Vacations. Employee shall be entitled to vacation in accordance with policies of the Company regarding vacation time as they shall be in effect from time to time. To the extent that under such policies vacation benefits are dependent upon the length of employment by the Company, Employee shall receive full credit for his employment by the Company since its inception on November 20, 1990.

          2.6 Employee Benefits. Employee shall be entitled to the benefits and perquisites which the Company generally provides to its other employees under the applicable Company plans and policies, and to future benefits and perquisites made generally available to employees of the Company, except as otherwise expressly provided herein. Employee's participation in such benefit plans shall be on the same basis as applies to other employees of the Company. With respect to plans and policies of FSI to which Employee is eligible to participate, but subject to any limitations contained in such plans and policies, FSI shall provide Employee with full credit for years of past service to the Company since its inception on November 20, 1990. Employee shall pay any contributions which are generally required of employees to receive any such benefits.

          2.7 Employment Taxes and Withholding. As an employee of the Company, Employee recognizes that the compensation, benefits and other amounts provided by the Company under this Agreement may be subject to federal, state or local income taxes. It is expressly understood and agreed that all such taxes shall be the responsibility of the Employee. To the extent that federal, state or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, the Company shall withhold the necessary amounts from the amounts payable to Employee under this Agreement.

          2.8 Expenses. During the term of his employment hereunder, Employee shall be entitled to receive prompt reimbursement from the Company (in accordance with the policies and procedures in effect from time to time for the Company's employees) for all reasonable travel and other expenses incurred by him in connection with his services hereunder.

III.  TERMINATION OF EMPLOYEE'S EMPLOYMENT

          3.1 Termination of Employment. Employee's employment under this Agreement and thereafter may be terminated by the Company at any time for any reason; provided, however, that if Employee's employment is terminated by the Company during the term of this Agreement for a reason other than for cause or if Employee's employment is terminated by him for Certain Reasons (as defined in Section 3.4), he shall be entitled to continue to receive his base salary under
Section 2.1 at regular intervals and benefits under Section 2.6 for the greater of (i) the period commencing on the date of such termination and ending on ________________, 1997 **[end of employment term]; (ii) the period commencing on the date of such termination and of a length equal to two weeks times the number of years Employee has been employed by the Company (giving full credit for employment by the Company since its inception in November 20, 1990); and (iii) the period commencing on the date of such termination and of a length equal to 3 months. If Employee's employment is terminated by the Company after the term of this Agreement for a reason other than cause, he shall be entitled to continue to receive his base salary in effect at the time of termination and benefits under Section 2.6 for the greater of (i) the period commencing on the date of such termination and of a length equal to the two weeks times the number of years Employee has been employed by the Company (giving full credit for employment by the Company since its inception on November 20, 1990) and (ii) the period commencing on the date of such termination and of a length equal to 3 months. Employee's employment under this Agreement may be terminated by Employee at any time for any reason. The termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party. This Agreement shall terminate in its entirety immediately upon the death of Employee. Except as expressly provided to the contrary in this section or applicable law, Employee's rights to pay and benefits shall cease on the date his employment under this Agreement terminates.

          3.2 Cause. For purposes of this Article III, "cause" shall mean the following: (i) indictment or conviction of, or a plea of nolo contendere to any felony; (ii) commission of an act of fraud, theft or embezzlement of property of FSI or any of its subsidiaries or commission of similar acts involving dishonesty or moral turpitude that are materially injurious to FSI or any of its subsidiaries; (iii) Employee's failure to devote substantially all of his working time and efforts during normal business hours to the business of FSI and its subsidiaries except as otherwise permitted by this Agreement which failure is not cured within ten (10) days after written notice from the Chief Executive Officer of the Company, specifying the acts resulting in such failure; (iv) knowingly providing materially misleading information concerning FSI or any of its subsidiaries to FSI or the Company, or the FSI or the Company Board of Directors; or (v) any other failure by Employee to substantially perform his material duties as an employee of the Company under this Agreement or as an officer of FSI (excluding nonperformance resulting from Employee's disability) which failure is not cured within thirty (30) days after written notice from the FSI Board of Directors, in the case of Employee's duties to FSI, or from the Company Board of Directors, in the case of Employee's duties to the Company, specifying the act(s) of nonperformance or within such longer period (but no longer than sixty (60) days in any event) as is reasonably required to cure such nonperformance.

          3.3 Disability. If Employee has become disabled from performing his duties under this Agreement and the disability has continued for a period of more than one-hundred twenty (120) days, the Board of Directors of FSI may, in its discretion, determine that Employee will not return to work and terminate his employment under this Agreement. Upon any such termination for disability, Employee shall be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of the Company during the period he remains disabled. As used herein, the term "disability" shall have the same meaning provided in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, except for that section's reference to "12 months," which time period shall instead be as provided herein. In the event of Employee's termination on grounds of disability, the Company shall pay Employee all salary due or accrued as of the date of such termination, and all accrued vacation pay and bonuses.

          3.4 Certain Reasons. For purposes of this Agreement, "Certain Reasons" shall mean (i) a reduction in the cash compensation of Employee (exclusive of bonuses) or a material reduction in the benefits provided to Employee, except as part of a salary or benefit reduction program by FSI or the Company that is applicable generally to employees of FSI and/or the Company at Employee's level; (ii) a material demotion in responsibilities or duties of Employee, or (iii) relocation of Employee's workplace to any place more than fifty miles from Fremont, California, provided, in each case, that Employee has given written notice of Employee's intention to terminate for Certain Reasons, citing the Certain Reason or Reasons pursuant to the notice provisions of
Section 6.5, and FSI or the Company has not cured the Certain Reasons within thirty days after receipt of the notice.

IV.  NON-COMPETITION, CONFIDENTIALITY AND TRADE SECRETS

          4.1 Agreement Not to Compete. In consideration of **[Masterson, $10,000; Amis, $10,000; Nguyen, $5,000; Biche, $5,000] received by Employee at the Effective Time of the Merger (as those terms are defined in the Reorganization Agreement) and of the covenants and agreements contained in this Agreement and in the Reorganization Agreement, Employee agrees that, commencing the date hereof and continuing until the date which is six (6) months after the date Employee's employment by the Company, FSI, or any of their subsidiaries terminates, he will not, unless he receives the prior approval of FSI, directly or indirectly engage in any of the following actions:

          (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any business or other enterprise engaged in or about to engage in selling, marketing, producing, distributing, leasing, designing or developing a Competing Product (as defined in Section 4.1(d) below) in any Restricted Country (as defined in
     Section 4.1(e) below); provided, however, that Employee may accept employment with a business organization that is engaged or about to engage in selling, marketing, producing, distributing, leasing, or developing a Competing Product in a Restricted Country if (i) such business organization is diversified to the extent that it has significant operations other than that portion of the business organization that is engaged or about to engage in selling, marketing, producing, distributing, leasing, or developing a Competing Product; (ii) during the entire six (6) month period following termination of employment with FSI or the Company, such Employee will be rendering services to that portion of the business organization that is not engaged or about to engage in selling, marketing, producing, distributing, leasing, or developing a Competing Product; and (iii) prior to acceptance of employment by Employee with such business organization, separate written assurances satisfactory to FSI shall be received and accepted by FSI from both the Employee and the business organization, in each case stating that during the entire six (6) month period following termination of employment with FSI or the Company, Employee will not be rendering services to any portion of the business organization that, directly or indirectly, is engaged or about to engage in selling, marketing, producing, distributing, leasing, designing, or developing a Competing Product. However, nothing in this subsection (a) shall preclude Employee from holding less than one percent of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market.

          (b) Employee will not, directly or indirectly, persuade, encourage, or entice, or attempt to persuade, encourage or entice: employees of the Company, FSI or any of their subsidiaries to terminate their employment relationship with the Company, FSI or any of their subsidiaries unless at the written request of FSI's President or Vice President of Human Resources; manufacturers or suppliers to adversely alter or modify, or to discontinue, their relationship with the Company, FSI or any of their subsidiaries; or Customers (as defined in Section 4.1(e) below) to discontinue purchasing from the Company, FSI or any of their subsidiaries.

          (c) For purposes of this Article IV, "Competing Product" shall mean any product or service that competes with or will compete with any product, product line, or service of the Company as they presently exist or as they may evolve in the ordinary course; it being recognized and acknowledged that the Company is presently engaged in development, marketing, producing, distribution and/or leasing of lithography or photoprocessing equipment for use in producing semiconductor wafers, flat panel displays, multi-chip modules and thin film heads.

          (d) For purposes of this Article IV, "Restricted Country" shall mean those areas, nations or countries listed on Exhibit and which represent certain of the areas, nations or countries in which the Company had Customers or potential Customers, had business operations, or otherwise did business, directly or indirectly as of the date of this Agreement.

          (e) For purposes of this Article IV, "Customer" shall mean any firm, person, corporation, or other entity

               (i) to whom or to which the Company has sold, distributed, or leased its products or services, or

               (ii) whom or which the Company has solicited for sales, distribution, or leasing of its products or services,

     whether directly or indirectly, and whether by or through employees of the Company any of its sales representatives.

If the scope of the restrictions in this section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Employee hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them. Employee shall not be prohibited from competing in a Restricted Country after the termination of Employee's employment with the Company, if the Company, or any entity deriving title to its goodwill or shares, ceases to be engaged in the selling, marketing, producing, distributing, leasing, designing or developing a product with respect to such Restricted Country.

     4.2 Non-Disclosure of Information. During the period of his employment hereunder, and at all times thereafter, Employee shall not, without the written consent of FSI, directly or indirectly (whether through written or printed materials, electronic media, or oral communications, and whether Employee's source of information is written or printed materials, electronic media, oral communications, or his own memory), disclose to any person, other than an employee of the Company, FSI, or any of their subsidiaries or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an Employee of the Company and except where such disclosure may be required by law, or use as owner, director, officer, manager, trustee, partner, employee, independent contractor, agent, or consultant in any business venture or other enterprise or endeavor, any material confidential information obtained by him while in the employ of the Company with respect to any products, technology, know-how or the like, services, customers, methods or future plans of the Company, FSI, or any of their subsidiaries (the "Information"), all of which Employee acknowledges are valuable, special and unique assets the disclosure of which Employee acknowledges may be materially damaging. Information under this
Section 4.2 does not include information that is or becomes generally available to the public other than as a result of a disclosure by Employee or anyone to whom Employee transmits Information.

     4.3 Agreement in Connection with the Disposition of Substantial Interest in the Company. For purposes of interpretation of this Article IV under Section 16601 of the California Business and Professions Code, Employee acknowledges that his obligations under Sections 4.1 and 4.2 arise in connection with the disposition of all his shares in the Company, which shares constitute a substantial interest in the Company. In addition, the parties agree that, prior to acquisition by FSI of the stock of the Company, the Company was engaged in the selling, marketing, producing, distributing, leasing, designing, or developing of Competing Products in one or more of the Restricted Countries.
FSI represents and Employee understands that, following the acquisition by FSI of the stock of the Company, the Company or FSI will continue conducting such business in all such Restricted Countries.

     4.4 Remedies. Employee acknowledges that the services that Employee will provide to the Company under this Agreement are unique and that irreparable harm will be suffered by FSI and/or the Company in the event of the breach by Employee of any of Employee's obligations under this Agreement, and that the Company will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in this Agreement. Any claims asserted by Employee against FSI or the Company shall not constitute a defense in any injunction action brought by the Company to obtain specific enforcement of this Agreement.

     4.5 Covenants Reasonably Necessary. Employee represents and warrants for the benefit of FSI and the Company that the covenants in this Agreement are reasonably necessary for the protection of each of FSI's and the Company's interests under the Reorganization Agreement and are not unduly restrictive upon Employee.

     4.6  Certain Payments.

          (a) If, during the six (6) month period commencing immediately after Employee's termination of employment with the Company, Employee receives a bona fide written offer of employment from a third party but is prevented from accepting such employment solely because of the provisions of this
     Article IV, then such provisions shall bind Employee only so long as the Company shall make monthly payments to Employee, commencing upon satisfaction of the requirements set forth in Section 4.6(b), equal to seventy-five percent (75%) of his average monthly base pay, exclusive of bonuses and commissions, for the period commencing on the first date of employment and ending on the last day of the month preceding the effective date of Employee's termination.

          (b) The Company's obligation to make the payments to Employee under
     Section 4.6(a) is conditioned upon Employee having first provided the Company with a copy of such bona fide written offer of employment, which written offer shall include a reasonably detailed description of the responsibilities relating to the position offered. The copy of such written offer shall be accompanied by a statement by Employee that Employee would accept such offer if the Company would provide such release.

          (c) The Company is obligated to make such payments to Employee only upon Employee's fulfillment of the conditions and obligations set forth above in Section 4.6(b), and in no event for a period greater than six (6) consecutive months commencing with the month of Employee's termination of employment with the Company. The Company is not obligated to make any payments pursuant to this Agreement for any month following written notice to Employee by FSI's Vice President of Human Resources providing Employee with written permission to accept an offer of employment or giving Employee a written release from the obligations of this Article IV as regards a particular offer of employment or otherwise. The Company shall not be liable, under this Agreement, or any action relating thereto, for any amount greater than the equivalent of six (6) monthly payments.

V.   INVENTIONS ASSIGNMENT.

     Employee hereby agrees to assign (and hereby does assign) to the Company all of Employee's right, title and interest to all discoveries, improvements, processes, concepts, analyses, evaluations, methods, formulas, techniques and ideas (whether or not shown or described in writing or reduced to practice) and works of authorship, including any products, designs, studies and/or services derived therefrom, whether or not patentable or copyrightable, and including any applications for Letters Patent and to Letters Patent granted, including foreign Letters Patent,

     (i) which, at the time of conception or reduction to practice, relate directly to the Company's, FSI's or any of their subsidiaries' business, or

     (ii) which, at the time of conception or reduction to practice, relate to the Company's, FSI's or any of their subsidiaries' actual or demonstrably anticipated research and development, or

     (iii) which result from any work performed by Employee for the Company, FSI or any of their subsidiaries, or

     (iv) for which equipment, supplies, facilities or trade secret information of the Company, FSI or any of their subsidiaries' are used, or

     (v) which are developed on any Company, FSI or any of their subsidiaries' time (hereinafter "Inventions").

     Employee also hereby agrees to apply, at the Company's request and expense, for the United States and any foreign Letters Patent, or copyright, either in Employee's name or otherwise as the Company shall determine, relating to all such Inventions. Employee agrees to promptly and fully disclose and describe all Inventions to the Company, to keep accurate, complete and timely records of such Inventions, such records to be the property of the Company and to be retained on its premises, and to otherwise comply with the policies of the Company and FSI, as they may be modified from time to time, regarding Inventions and other intellectual property of the Company or FSI. Employee further agrees to notify the Company promptly, in writing, of any application for United States or foreign Letters Patent or copyright filed by him or on his behalf, as inventor, co-inventor, author or co-author, within one (year) following termination of Employee's employment with the Company. Such written notification shall include a description of the work that is the subject of the application that is sufficient to allow the Company to determine whether the Company or any of its affiliates has any property interest in the work. Failure to so notify the Company will create a presumption that the work that is the subject of the Letters Patent or copyright is the property of the Company. The Company agrees to maintain in confidence information supplied by Employee pursuant to this
Article V, except that the Company reserves the right to disclose such information to the extent necessary to protect its interests pursuant to this Agreement (including disclosing such information to FSI). Nothing in this
Article V shall apply to any Invention for which no equipment, supplies, facility or trade secret information of the Company or FSI was used and which was developed entirely on Employee's own time, and (1) does not relate (a) directly to the business of the Company or FSI or (b) to the Company or FSI's actual or demonstrably anticipated research and development, or (2) which does not result from any work performed for the Company or FSI.

     Except at listed in Exhibit D to this Agreement, Employee will not assert any rights under any Inventions as having been made, authored or acquired by Employee prior to his being employed by the Company.

VI.  MISCELLANEOUS

     6.1 Amendment. This Agreement may be amended only in writing, signed by both parties and consented to by FSI.

     6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings, oral or written, between the parties; all prior agreements regarding the subject matter of this Agreement are hereby terminated.

     6.3 Assignment. The Company may in its sole discretion assign this Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or obligations under this Agreement.

     6.4 Successors. Subject to Section 6.3, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of the Company, and upon Employee's heirs and the personal representative of Employee or Employee's estate.

     6.5 Notices. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

          If to the Company, to:

          Semiconductor Systems, Inc.
          c/o FSI International, Inc.
          322 Lake Hazeltine Drive
          Chaska, Minnesota 55318

          Attention:  President of Microlithography Division

          With a copy to:  Luke R. Komarek, Corporate Counsel

          If to Employee, to:

          ______________________________________
          ______________________________________
          ______________________________________

or to such other addresses as either party may designate in writing to the other party from time to time.

     6.6 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Company shall be valid unless in writing and signed by the Chief Executive Officer or Chief Financial Officer of FSI.

     6.7 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

     6.8 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles.

     6.9 Headings. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     6.10 Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.


                              SEMICONDUCTOR SYSTEMS, INC.


                              By
                                ------------------------------------------------

                                Its
                                   ---------------------------------------------


                              EMPLOYEE


                              --------------------------------------------------

M1:0117041.01

                                                                       Exhibit C
                                                         to Employment Agreement
                                                        dated ____________, 1996
                                             between Semiconductor Systems, Inc.
                                           and _________________________________


                             RESTRICTED COUNTRIES

France
Germany
Great Britain
Hong Kong
Israel
Italy
Japan
Korea
People's Republic of China
Republic of Ireland
Singapore
Taiwan
United States

M1:0117041.01

                                                                       Exhibit D
                                                         to Employment Agreement
                                                        dated ____________, 1996
                                             between Semiconductor Systems, Inc.
                                               and _____________________________



                         **[To be provided by Employee]

M1:0117041.01

                                                                       Exhibit A
                                                         to Employment Agreement
                                                        dated             , 1996
                                                              ------------
                                             between Semiconductor Systems, Inc.
                                                  and
                                                      --------------------------


                            FSI INTERNATIONAL, INC.
                            1994 OMNIBUS STOCK PLAN


                        INCENTIVE STOCK OPTION AGREEMENT

=======================================================================
 Full Name of Optionee:

              -----------------
-----------------------------------------------------------------------
 No. of Shares Covered:              Date of Grant:             , 1996
                                                     -----------
-----------------------------------------------------------------------
 Exercise Price Per Share:           Expiration Date:           , 2006
                                                     -----------
-----------------------------------------------------------------------
 Exercise Schedule pursuant to Section 4:

                                               No. of Shares
                                             As to Which Option
       Initial Date                          Becomes Exercisable
    of Exercisability                          as of Such Date
    -----------------                        -------------------

    ___________, 1997

    ___________, 1998

    ___________, 1999


=======================================================================

This is an INCENTIVE STOCK OPTION AGREEMENT ("Agreement") between FSI International, Inc., a Minnesota corporation (the "Company"), and the Optionee identified above (the "Optionee") effective as of the date of grant specified above.

                                   RECITALS
                                   --------

       WHEREAS, the Company maintains the FSI International, Inc.
       1994 Omnibus Stock Plan ("Plan"); and

     WHEREAS, the Company has appointed a committee (the "Committee") with the authority to determine the awards to be granted under the Plan; and

     WHEREAS, the Committee or its designee has determined that the Optionee is eligible to receive an award under the Plan in the form of an Incentive Stock Option (the "Option") and has set the terms and conditions thereof.

     NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions set by the Committee as follows.

                            TERMS AND CONDITIONS*
                            ---------------------

1. GRANT. The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement on the terms and conditions set forth herein.

2. EXERCISE PRICE. The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement (which price shall not be less than the Fair Market Value as of the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, 110% of the Fair Market Value as of the date of grant).

3. INCENTIVE STOCK OPTION. This Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4. EXERCISE SCHEDULE. Except as provided in Section 8, this option may not be exercised during the first year (commencing as of the date of grant). Thereafter, if the option has not expired, 33 percent of the total Shares originally subject to this Option shall become exercisable on each of the first and second anniversaries of the date of grant (in each case the total number of shares to be exercisable, if other than a whole number, will be rounded to the next lowest whole number on a cumulative basis) and the remaining Shares subject to this Option shall become exercisable on the third anniversary of the date of grant. The exercise schedule is cumulative -- that is, if this Option has not expired prior thereto, the Optionee may at any time purchase all or any portion of the Shares then available under the exercise schedule to the extent not previously purchased.


---------------
* Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

     To the extent the total Fair Market Value (determined as of the date of grant of an option) of Shares with respect to which this Option and any other incentive stock options granted by the company or its affiliate shall become exercisable for the first time during any calendar year shall exceed $100,000, such excess options shall be treated as Non-Statutory Stock Options. This $100,000 limit shall be applied by taking such incentive stock options into account in the order in which they are granted.

     This Option may be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5. EXPIRATION. This Option shall expire at 4:00 p.m. Central Standard Time on the earliest of:

     (a) The expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, five years after the date of grant);
     (b) The last day as of the periods of or following the termination of employment of the Optionee during which this Option can be exercised (as specified in Section 7 of this Agreement); or
     (c) The date (if any) fixed for cancellation pursuant to Section 8 of this Agreement.

     In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.


6.   PROCEDURE TO EXERCISE OPTION.

     Notice of Exercise. Subject to the terms and conditions of this Agreement, this Option may be exercised by delivering advance written notice of exercise to the Company at its headquarters in the form attached to this Agreement or a similar form containing substantially the same information and addressed or delivered to the Corporate Secretary. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

     Tender of Payment. Any notice of exercise hereunder shall be accompanied by either:

          (a) Payment (by check, bank draft or money order payable to the Company) of the full purchase price of the Shares being purchased; or

          (b) Certificates for unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the full purchase price of the Shares being purchased (the Optionee shall duly endorse all such certificates in blank and shall represent and warrant in writing that he or she is the owner of the Shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances); or

          (c)  A combination of cash and unencumbered Shares.

     Any Shares tendered as payment under (b) or (c) above must have been owned by the Optionee for at least 180 days preceding the date of exercise of Options to which the use of such Shares relates.

     In lieu of the provisions of (a), (b) or (c) above, an Optionee may simultaneously exercise an Option and sell the shares thereby acquired pursuant to a brokerage or similar relationship so long as the cash proceeds from such sale are used promptly as payment of the purchase price of such Shares.

     Delivery of Certificates. As soon as practicable after the Company receives a properly executed notice and the purchase price provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue or deliver any Shares prior to the completion of such registration or other qualification of such Shares under any State law, rule or regulation as the Company shall determine to be necessary or desirable.

7. EMPLOYMENT REQUIREMENT. This Option may be exercised only while the Optionee remains employed with the Company or an Affiliate, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:

     (a) The Optionee may exercise this Option during the ninety (90) day period following termination of employment, but only to the extent that it was exercisable immediately prior to termination of employment
          (i.e. he/she shall not progress on the exercise schedule) and only if the Optionee was not terminated for Cause. If the Optionee dies during such ninety (90) day period, the legal representative of his/her estate, or the person who has acquired the right by bequest or inheritance, may exercise this Option during the one year period following the termination of employment.

     (b) If the Optionee becomes totally and permanently disabled (within the meaning of Code section 22(e)(3)) while employed with the Company or an Affiliate, he/she may exercise this Option during the one year period following his/her termination of employment.

     (c) If the Optionee dies while employed with the Company or an Affiliate, the legal representative of his/her estate, or the person who has acquired the right by bequest or inheritance, may exercise this Option during the one year period following the date the Optionee dies.

     (d) If the Optionee's employment terminates after a declaration made pursuant to Section 8 of this Agreement, he/she may exercise the Option at any time permitted by such declaration.

     Notwithstanding the above, this Option may not be exercised after it has expired.

8.   ACCELERATION OF OPTION.

     Disability. This Option may be exercised in full (notwithstanding the exercise schedule) if the Optionee becomes totally and permanently disabled (as defined in Code section 22(e)(3)) while employed with the Company or an Affiliate.

     Death. This Option may be exercised in full (notwithstanding the exercise schedule) if the Optionee dies while employed with the Company or an Affiliate.

     Event. This option may be exercised in full (notwithstanding the Exercise Schedule) if an Event shall have occurred.

     Fundamental Change. At least thirty (30) days prior to a Fundamental Change, the Committee may, but shall not be obligated to declare, and provide written notice to the Optionee of the declaration, that this Option shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change (unless it is exercised prior to the Fundamental Change) in exchange for payment to the Optionee, within 10 days after the Fundamental Change, of cash equal to the amount, for each Share covered by the canceled Option, by which the event proceeds per share (as defined below) exceeds the exercise price per Share covered by this Option. This Option may be exercised in full (notwithstanding the exercise schedule) at any time after such declaration and prior to the time of cancellation of this Option. This Option, to the extent it has not been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration, and this Agreement shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph.

     In the case of a Fundamental Change that consists of the merger or consolidation of the Company with or into any other corporation, the Committee, in lieu of the declaration above, may make appropriate provision for the protection of this Option by the substitution, in lieu of this Option, of an option to purchase appropriate voting common stock or appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation.

     For purposes of the preceding paragraphs, the "event proceeds per share" is the cash plus the value (as determined by the Committee) of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

9. LIMITATION ON TRANSFER. While the Optionee is alive, only the Optionee or his/her guardian or legal representative may exercise this Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution, and shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this Option, shall be null and void.

10. NO STOCKHOLDER RIGHTS BEFORE EXERCISE. No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him/her upon exercise of this Option.

11. DISCRETIONARY ADJUSTMENT. The Committee may in its sole discretion make appropriate adjustments in the number of Shares subject to this Option and in the purchase price per Share to give effect to any adjustments made in the number of outstanding Shares through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change; provided that, fractional Shares shall be rounded to the nearest whole Share.

12.  TAX WITHHOLDING.

     General Rule. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement prior to receipt of such Shares; provided that, in lieu of all or any part of such cash payment, the Committee may (but shall not be required to) allow the person exercising this Option to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the full federal, state and local income tax obligation of such person with respect to income arising from the exercise of this Option, through a reduction of the number of Shares delivered or through a subsequent return to the Company of Shares delivered, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

     Special Rule for Insiders. If the Optionee is subject to the reporting requirements of Section 16 of the Exchange Act, he/she may make an election under this section to reduce the number of Shares delivered only (i) during the period beginning on the third business day following the date of public release of the Company's quarterly or annual financial statement and ending on the twelfth business day following such date of public release, or (ii) at least six months prior to the date as of which the amount of tax to be withheld is determined; provided that, an election may not be made within six months of the date of grant of this Option unless the Optionee dies or becomes disabled during such six-month period.

     Committee Approval; Revocation. The Committee may approve an election under this section to reduce the number of Shares delivered in advance, but the approval is subject to revocation by the Committee at any time. Once such an election is made by the person exercising this Option, he/she may not revoke it.

     Exception. Notwithstanding the foregoing, the Optionee who tenders previously owned Shares to the Company in payment of the purchase price of Shares in connection with an option exercise may also tender previously owned Shares to the Company in satisfaction of any tax withholding obligations in connection with such option exercise without regard to the specified time periods set forth above for insiders. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement.

13. FORFEITURES. In the event the Optionee has exercised this Option following or within six months prior to his or her termination of employment with the Company and its Affiliates, the Company, by action of the Committee, will have the right and option (the "Purchase Right") to purchase from the Optionee or his or her legal representative a number of shares equal to the number of shares which had been purchased under this Option by the Optionee following or within six months prior to the Optionee's termination of employment with the Company and its Affiliates (the "Purchase Right Shares"), if the Optionee (i) has engaged in competition with the Company or its Affiliates during the term of the Optionee's employment with the Company or its Affiliates or within six months after the termination of such employment (the "Applicable Period") that the Committee concludes is detrimental to the Company or its Affiliates, (ii) has made an unauthorized disclosure of material non-public or confidential information of the Company or any of its Affiliates during the Applicable period, (iii) has committed a material violation of any applicable business plans, policies or practices of the Company or any of its Affiliates during the Applicable Period, or (iv) has engaged in conduct reflecting dishonesty or disloyalty to the Company or any of its Affiliates during the Applicable Period.

     In addition, the Committee may terminate this Option prior to exercise by Optionee, if it determines that the Optionee has engaged or intends to engage in the activities described in (i)-(iv) above.

     The decision to exercise the Company's Purchase Right will be based solely on the judgment of the Committee, in its sole and complete discretion, given the facts and circumstances of each particular case. The Purchase Right also will cover any shares received from adjustments which pertained to the Purchase Right Shares and which were made as a result of any of the types of transactions referred to in Section 11, and such shares will also constitute Purchase Right Shares.

     Such Purchase Right may be exercised by the Committee within 90 days after the Committee's discovery of an occurrence that entitles it to exercise its Purchase Right (but in no event later than 15 months after the Optionee's termination of employment with the Company and its Affiliates) for a purchase price equal to the total amount paid by the Optionee for the Purchase Right Shares. Such Purchase Right will be deemed to be exercised upon the

     Company's mailing written notice of such exercise postage prepaid, addressed to the Optionee at the Optionee's most recent home address as shown on the personnel records of the Company.

     The Optionee agrees on the Optionee's behalf and on behalf of the Optionee's estate, legal representative or permitted assigns, as the case may be, to deliver to the Company, on the date specified in such notice, which will not be less than 10 nor more than 30 days after such notice, a certificate or certificates for the number of shares for which the Purchase Right has been exercised, duly endorsed for transfer to the Company against payment of the purchase price for the Purchase Right Shares. The Purchase Right of the Company may not be exercised on or after the occurrence of any Event.

14. CAUSE. Cause means a termination of employment of the Optionee due to (i) the inability or failure of the Optionee to adequately perform the material duties of his or her position, (ii) conduct reflecting dishonesty or disloyalty to the Company and its Affiliates, (iii) failure to comply with the material business plans, policies or practices of the Company or its Affiliates or (iv) an unauthorized disclosure of material non-public or confidential information of the Company or its Affiliates.

15. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of the Agreement and the Plan, the provisions of the Plan shall govern.

16. DISCONTINUANCE OF EMPLOYMENT. This Agreement shall not give the Optionee a right to continued employment with the Company or any Affiliate, and the Company or Affiliate employing the Optionee may terminate his/her employment and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

17. OBLIGATION TO RESERVE SUFFICIENT SHARES. The Company shall at all times during the term of this Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

18. BINDING EFFECT. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

19. CHOICE OF LAW. The Agreement is entered into under the laws of the State of Minnesota and shall be contrued and interpreted thereunder (without regard to its conflict of law principles).

IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the ______ day of ________________, 1996.


FSI INTERNATIONAL, INC.                OPTIONEE


By_________________________________    ________________________________________

    Executive Vice President, and
       Chief Financial Officer
Its________________________________

                                                                       Exhibit B
                                                         to Employment Agreement
                                                        dated ____________, 1996
                                             between Semiconductor Systems, Inc.
                                             and _______________________________


                            FSI INTERNATIONAL, INC.
                            1994 OMNIBUS STOCK PLAN


                        INCENTIVE STOCK OPTION AGREEMENT
           WITH ACCELERATED VESTING IF FINANCIAL TARGETS ARE ACHIEVED

==================================================================
  Full Name of Optionee:



==================================================================
  No. of Shares Covered:                        Date of Grant:

                                              ___________, 1996
==================================================================
  Exercise Price Per Share:                     Expiration Date:

                                               ___________, 2006
==================================================================

                               EXERCISE SCHEDULE

On the date following the day the Company first publicly announces its audited annual financial performance, the number of options listed below shall become exercisable as of such date:

                                                           Cumulative
                                  Annual Exercisable       Exercisable
                                       Shares                Shares
On or about:
[Date of Grant]
October 17, 1996 (Fiscal 1996)
October 16, 1997 (Fiscal 1997)
October 15, 1998 (Fiscal 1998)
October 14, 1999 (Fiscal 1999)
October 19, 2000 (Fiscal 2000)


This is an INCENTIVE STOCK OPTION AGREEMENT ("Agreement") between FSI International, Inc., a Minnesota corporation (the "Company"), and the Optionee identified above (the "Optionee") effective as of the date of grant specified above.

                                    RECITALS
                                    --------

     WHEREAS, the Company maintains the FSI International, Inc. 1994 Omnibus Stock Plan ("Plan"); and

     WHEREAS, the Company has appointed a committee (the "Committee") with the authority to determine the awards to be granted under the Plan; and

     WHEREAS, the Committee or its designee has determined that the Optionee is eligible to receive an award under the Plan in the form of an Incentive Stock Option (the "Option") and has set the terms and conditions thereof.

     NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions set by the Committee as follows.

                            TERMS AND CONDITIONS*
                            ---------------------

1. GRANT. The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement on the terms and conditions set forth herein.

2. EXERCISE PRICE. The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement (which price shall not be less than the Fair Market Value as of the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, 110% of the Fair Market Value as of the date of grant).

3. INCENTIVE STOCK OPTION. This Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4. EXERCISE SCHEDULE. Except as provided in Section 8, this option may not be exercised unles and only to the extent provided below:

     (a)  If the Operating Profit for any of the Company's fiscal years ending
     1996, 1997 or 1998 is $       Million or more and the Operating Profit
     Percentage is      % or more, then in accordance with the Exercise Schedule
     on the front of this Option Agreement, the total number of Shares subject to this Option shall

--------------
*Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

     become fully exercisable on the day following the public announcement by the Company of its audited financial results for such year, and the Optionee shall be notified in such event, or

     (b) If none of the events described in 4(a) occur, then per the Exercise Schedule, a portion of the options for shares shall become exercisable on the date of grant and on each of the dates following the first public announcement by the Company of its audited financial results for the fiscal years ending August 1996, August 1997, August 1998 and August 1999, respectively, and the remaining shares subject to this Option shall become exercisable on the date following the first public announcement by the Company of its audited financial results for the fiscal year ending August 2000.

     The exercise schedule is cumulative -- that is, if this Option has not expired prior thereto, the Optionee may at any time purchase all or any portion of the Shares then available under the exercise schedule to the extent not previously purchased.

     To the extent the total Fair Market Value (determined as of the date of grant of an option) of Shares with respect to which this Option and any other incentive stock options granted by the Company or its affiliate shall become exercisable for the first time during any calendar year shall exceed $100,000, such excess options shall be treated as Non-Statutory Stock Options. This $100,000 limit shall be applied by taking such incentive stock options into account in the order in which they are granted. If the $100,000 limit above is exceeded then in that event, the first $100,000 of such options exercised by the Optionee or his or her representative (based upon the Fair Market Value of such options as of the date of grant of the option or options) shall be deemed to be Incentive Stock Options and the remainder of such options upon exercise shall be deemed to be Non-Statutory Stock Options.

     This Option may be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.


5. EXPIRATION. This Option shall expire at 4:00 p.m. Central Standard Time on the earliest of:

     (a) The expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, five years after the date of grant);
     (b) The last day as of the periods of or following the termination of employment of the Optionee during which this Option can be exercised (as specified in Section 7 of this Agreement); or
     (c) The date (if any) fixed for cancellation pursuant to Section 8 of this Agreement.

     In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

6.   PROCEDURE TO EXERCISE OPTION.

     Notice of Exercise. Subject to the terms and conditions of this Agreement, this Option may be exercised by delivering advance written notice of exercise to the Company at its headquarters in the form attached to this Agreement or a similar form containing substantially the same information and addressed or delivered to the Corporate Secretary. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

     Tender of Payment. Any notice of exercise hereunder shall be accompanied by either:

          (a) Payment (by check, bank draft or money order payable to the Company) of the full purchase price of the Shares being purchased; or

          (b) Certificates for unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the full purchase price of the Shares being purchased (the Optionee shall duly endorse all such certificates in blank and shall represent and warrant in writing that he or she is the owner of the Shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances); or

          (c)  A combination of cash and unencumbered Shares.

     Any Shares tendered as payment under (b) or (c) above must have been owned by the Optionee for at least 180 days preceding the date of exercise of Options to which the use of such Shares relates.

     In lieu of the provisions of (a), (b) or (c) above, an Optionee may simultaneously exercise an Option and sell the shares thereby acquired pursuant to a brokerage or similar relationship so long as the cash proceeds from such sale are used promptly as payment of the purchase price of such Shares.

     Delivery of Certificates. As soon as practicable after the Company receives a properly executed notice and the purchase price provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue or deliver any Shares prior to the completion of such registration or other qualification of such Shares under any State law, rule or regulation as the Company shall determine to be necessary or desirable.

7. EMPLOYMENT REQUIREMENT. This Option may be exercised only while the Optionee remains employed with the Company or an Affiliate, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:

     (a) The Optionee may exercise this Option during the ninety (90) day period following termination of employment, but only to the extent that it was exercisable immediately prior to termination of employment (i.e. he/she shall not progress on the exercise schedule) and only if the Optionee was not terminated for Cause. If the Optionee dies during such ninety (90) day period, the legal representative of his/her estate, or the person who has acquired the right by bequest or inheritance, may exercise this Option during the one year period following the termination of employment.

     (b) If the Optionee becomes totally and permanently disabled (within the meaning of Code section 22(e)(3)) while employed with the Company or an Affiliate, he/she may exercise this Option during the one year period following his/her termination of employment.

     (c) If the Optionee dies while employed with the Company or an Affiliate, the legal representative of his/her estate, or the person who has acquired the right by bequest or inheritance, may exercise this Option during the one year period following the date the Optionee dies.

     (d) If the Optionee's employment terminates after a declaration made pursuant to Section 8 of this Agreement, he/she may exercise the Option at any time permitted by such declaration.

     Notwithstanding the above, this Option may not be exercised after it has expired.

8.   ACCELERATION OF OPTION.
     -----------------------

     Disability. This Option may be exercised in full (notwithstanding the exercise schedule) if the Optionee becomes totally and permanently disabled (as defined in Code section 22(e)(3)) while employed with the Company or an Affiliate.

     Death. This Option may be exercised in full (notwithstanding the exercise schedule) if the Optionee dies while employed with the Company or an Affiliate.

     Event. This option may be exercised in full (notwithstanding the Exercise Schedule) if an Event shall have occurred.

     Fundamental Change. At least thirty (30) days prior to a Fundamental Change, the Committee may, but shall not be obligated to declare, and provide written notice to the Optionee of the declaration, that this Option shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change (unless it is exercised prior to the Fundamental Change) in exchange for payment to the Optionee, within 10 days after the Fundamental Change, of cash equal to the amount, for each Share covered by the canceled Option, by which the event proceeds per share (as defined below) exceeds the exercise price per Share covered by this Option. This Option may be exercised in full (notwithstanding the exercise schedule) at any time after such declaration and prior to the time of cancellation of this Option. This Option, to the extent it has not been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration, and this Agreement shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph.

     In the case of a Fundamental Change that consists of the merger or consolidation of the Company with or into any other corporation, the Committee, in lieu of the declaration above, may make appropriate provision for the protection of this Option by the substitution, in lieu of this Option, of an option to purchase appropriate voting common stock or appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation.

     For purposes of the preceding paragraphs, the "event proceeds per share" is the cash plus the value (as determined by the Committee) of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

9. LIMITATION ON TRANSFER. While the Optionee is alive, only the Optionee or his/her guardian or legal representative may exercise this Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution, and shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this Option, shall be null and void.

10. NO STOCKHOLDER RIGHTS BEFORE EXERCISE. No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him/her upon exercise of this Option.

11. DISCRETIONARY ADJUSTMENT. The Committee may in its sole discretion make appropriate adjustments in the number of Shares subject to this Option and in the purchase price per Share to give effect to any adjustments made in the number of outstanding Shares through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change; provided that, fractional Shares shall be rounded to the nearest whole Share.

12.  TAX WITHHOLDING.

     General Rule. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement prior to receipt of such Shares; provided that, in lieu of all or any part of such cash payment, the Committee may (but shall not be required to) allow the person exercising this Option to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the full federal, state and local income tax obligation of such person with respect to income arising from the exercise of this Option, through a reduction of the number of Shares delivered or through a subsequent return to the Company of Shares delivered, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

     Special Rule for Insiders. If the Optionee is subject to the reporting requirements of Section 16 of the Exchange Act, he/she may make an election under this section to reduce the number of Shares delivered only (i) during the period beginning on the third business day following the date of public release of the Company's quarterly or annual financial statement and ending on the twelfth business day following such date of public release, or (ii) at least six months prior to the date as of which the amount of tax to be withheld is determined; provided that, an election may not be made within six months of the date of grant of this Option unless the Optionee dies or becomes disabled during such six-month period.

     Committee Approval; Revocation. The Committee may approve an election under this section to reduce the number of Shares delivered in advance, but the approval is subject to revocation by the Committee at any time. Once such an election is made by the person exercising this Option, he/she may not revoke it.

     Exception. Notwithstanding the foregoing, the Optionee who tenders previously owned Shares to the Company in payment of the purchase price of Shares in connection with an option exercise may also tender previously owned Shares to the Company in satisfaction of any tax withholding obligations in connection with such option exercise without regard to the specified time periods set forth above for insiders. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement.

13. FORFEITURES. In the event the Optionee has exercised this Option following or within six months prior to his or her termination of employment with the Company and its Affiliates, the Company, by action of the Committee, will have the right and option (the "Purchase Right") to purchase from the Optionee or his or her legal representative a number of shares equal to the number of shares which had been purchased under this Option by the Optionee following or within six months prior to the Optionee's termination of employment with the Company and its Affiliates (the "Purchase Right Shares"), if the Optionee (i) has engaged in competition with the Company or its Affiliates during the term of the Optionee's employment with the Company or its Affiliates or within six months after the termination of such employment (the "Applicable Period") that the Committee concludes is detrimental to the Company or its Affiliates, (ii) has made an unauthorized disclosure of material non-public or confidential information of the Company or any of its Affiliates during the Applicable period, (iii) has committed a material violation of any applicable business plans, policies or practices of the Company or any of its Affiliates during the Applicable Period, or (iv) has engaged in conduct reflecting dishonesty or disloyalty to the Company or any of its Affiliates during the Applicable Period.

     In addition, the Committee may terminate this Option prior to exercise by Optionee, if it determines that the Optionee has engaged or intends to engage in the activities described in (i)-(iv) above.

     The decision to exercise the Company's Purchase Right will be based solely on the judgment of the Committee, in its sole and complete discretion, given the facts and circumstances of each particular case. The Purchase Right also will cover any shares received from adjustments which pertained to the Purchase Right Shares and which were made as a result of any of the types of transactions referred to in Section 11, and such shares will also constitute Purchase Right Shares.

     Such Purchase Right may be exercised by the Committee within 90 days after the Committee's discovery of an occurrence that entitles it to exercise its Purchase Right (but in no event later than 15 months after the Optionee's termination of employment with the Company and its Affiliates) for a purchase price equal to the total amount paid by the Optionee for the Purchase Right Shares. Such Purchase Right will be deemed to be exercised upon the Company's mailing written notice of such exercise postage prepaid, addressed to the Optionee at the Optionee's most recent home address as shown on the personnel records of the Company.

     The Optionee agrees on the Optionee's behalf and on behalf of the Optionee's estate, legal representative or permitted assigns, as the case may be, to deliver to the Company, on the date specified in such notice, which will not be less than 10 nor more than 30 days after such notice, a certificate or certificates for the number of shares for which the Purchase Right has been exercised, duly endorsed for transfer to the Company against payment of the purchase price for the Purchase Right Shares. The Purchase Right of the Company may not be exercised on or after the occurrence of any Event.

14. CAUSE. Cause means a termination of employment of the Optionee due to (i) the inability or failure of the Optionee to adequately perform the material duties of his or her position, (ii) conduct reflecting dishonesty or disloyalty to the Company and its Affiliates, (iii) failure to comply with the material business plans, policies or practices of the Company or its Affiliates or (iv) an unauthorized disclosure of material non-public or confidential information of the Company or its Affiliates.

15. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of the Agreement and the Plan, the provisions of the Plan shall govern.

16. DISCONTINUANCE OF EMPLOYMENT. This Agreement shall not give the Optionee a right to continued employment with the Company or any Affiliate, and the Company or Affiliate employing the Optionee may terminate his/her employment and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

17. OBLIGATION TO RESERVE SUFFICIENT SHARES. The Company shall at all times during the term of this Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

18. BINDING EFFECT. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

19.  DEFINITIONS.

     "Operating Profit" means with respect to any fiscal year of the Company the amount reported as operating income in the Company's consolidated audited financial statements, but excluding interest income and such other items, if any, which in the judgment of the Committee are unrelated to a true measurement of the Company's performance or profitability, or the objectives of this Plan.

     "Operating Profit Percentage" means as to any fiscal year the percentage resulting from dividing Operating Profit for such year by the amount of sales reported by the Company on a consolidated basis for the same fiscal year.

20. CHOICE OF LAW. The Agreement is entered into under the laws of the State of Minnesota and shall be contrued and interpreted thereunder (without regard to its conflict of law principles).

     IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the ______ day of ________________, 1996.


FSI INTERNATIONAL, INC.                                  OPTIONEE

By
   --------------------------------------       -----------------------------
Its      Executive Vice President, and
   --------------------------------------
         Chief Financial Officer
   --------------------------------------